Exhibit 10.1

Execution Version

CLASS A CONVERTIBLE PREFERRED UNIT

PURCHASE AGREEMENT

DATED AUGUST 2, 2017

BY AND AMONG

GENESIS ENERGY, L.P.

AND

THE PURCHASERS NAMED ON SCHEDULE A HERETO

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Schedules and Exhibits:

Schedule A	—	List of Purchasers and Purchase Prices
Schedule B	—	Owners of Class B Units
Schedule C	—	Partnership “Significant Subsidiaries”
Schedule 8.05	—	Notice and Contact Information
Exhibit A	—	Form of General Partner Officer’s Certificate
Exhibit B	—	Form of Purchaser’s Officer’s Certificate
Exhibit C	—	Form of Joinder Agreement
Exhibit D	—	Form of Partnership Agreement Amendment
Exhibit E	—	Form of Registration Rights Agreement
Exhibit F	—	Form of Board Observer Agreement

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CLASS A CONVERTIBLE PREFERRED UNIT

PURCHASE AGREEMENT

CLASS A CONVERTIBLE PREFERRED UNIT PURCHASE AGREEMENT dated August 2, 2017 (this “Agreement”), is by and among Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), and each of the Purchasers listed in Schedule A attached hereto, including the Purchaser Designees (as defined below) (each referred to herein as a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

WHEREAS, the Partnership desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Partnership, certain Class A Convertible Preferred Units (as defined below);

WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, the General Partner (as defined below) will execute and deliver an amendment (the “Partnership Agreement Amendment”) to the Partnership Agreement (as defined below) in the form attached as Exhibit D, which Partnership Agreement Amendment shall establish the terms of the Class A Convertible Preferred Units;

WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, the Partnership and the Purchasers will enter into a registration rights agreement, in the form attached as Exhibit E (the “Registration Rights Agreement”), pursuant to which the Partnership will provide the Purchasers with certain registration rights with respect to the Purchased Units and Conversion Units (each as defined below); and

WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, the General Partner, the Partnership and the Purchasers will enter into a board observer agreement, in the form attached as Exhibit F (the “Board Observer Agreement”), pursuant to which the Partnership and the General Partner (as defined below) will provide certain board observer rights to the Purchasers;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Action” against a Person means any lawsuit, action, proceeding, investigation, inquiry, or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Purchaser or any of its Affiliates, or the direct or indirect equity owners, including general partners of a Purchaser or any of its Affiliates, shall be considered an Affiliate of such Purchaser.

“Agreement” has the meaning given to such term in the introductory paragraph hereof.

“Amended Partnership Agreement” means the Partnership Agreement, as amended as of the Closing Date, including pursuant to the Partnership Agreement Amendment.

“Anticipated Closing Date” has the meaning given to such term in Section 2.02(a).

“Anti-Corruption Laws” means anti-bribery and anti-corruption laws, regulations or ordinances applicable to the Partnership, its Subsidiaries and the Joint Ventures and their respective operations from time to time, including (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, (ii) the United Kingdom Bribery Act, as amended from time to time, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states, and (iv) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Atlantis” has the meaning given to such term in Section 3.01(d).

“Board” means the board of directors of the General Partner.

“Board Observer Agreement” has the meaning given to such term in the recitals to this Agreement.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banks located in Houston, Texas or New York, New York are authorized or obligated to close.

“Class A Convertible Preferred Units” means Class A Convertible Preferred Units representing limited partner interests in the Partnership, the terms of which will be set forth in the Amended Partnership Agreement.

“Class B Units” has the meaning given to such term in Section 3.01(b).

“Closing” means the consummation of the purchase and sale of the Purchased Units on the Closing Date hereunder.

“Closing Date” has the meaning given to such term in Section 2.03.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

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“Common Units” means Common Units – Class A representing limited partner interests in the Partnership, the terms of which are set forth in the Partnership Agreement.

“Confidentiality Agreements” means the confidentiality agreements entered into by the Partnership and each of the Purchasers or their Affiliates, as applicable, in connection with the transactions contemplated hereby, as may be amended from time to time.

“Conversion Units” means Common Units issuable upon conversion of any of the Class A Convertible Preferred Units.

“Credit Agreement” means, the Fourth Amended and Restated Credit Agreement dated as of June 30, 2014, among the Partnership, Wells Fargo Bank, National Association as administrative agent and issuing bank, Bank of America, N.A. and Bank of Montreal, as co-syndication agents, U.S. Bank National Association, as documentation agent, and the lenders party thereto, as amended from time to time.

“Davison Registration Rights Agreement” means that certain Registration Rights Agreement dated July 25, 2007, as amended from time to time, among the Partnership, Davison Petroleum Products, L.L.C., a Louisiana limited liability company, Davison Transport, Inc., a Louisiana corporation, Transport Company, an Arkansas corporation, Terminal Service, Inc., a Louisiana corporation, and Sunshine Oil and Storage, Inc., a Louisiana corporation.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

“Designation Notice” has the meaning given to such term in Section 2.01(b).

“Designated Units” has the meaning given to such term in Section 2.01(b).

“Drop-Dead Date” means the “Outside Date” as such term is defined in the Tronox SPA.

“Environmental Laws” has the meaning given to such term in Section 3.22.

“Equity Distribution Agreement” means the Equity Distribution Agreement, dated June 27, 2016, by and among the Partnership and RBC Capital Markets, LLC, BNP Paribas Securities Corp., Capital One Securities, Inc., Deutsche Bank Securities Inc., DNB Markets, Inc., Fifth Third Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or any entity, whether or not incorporated, that is under common control with an entity, trade or business within the meaning of Section 4001(b)(1) of ERISA that includes or included the first

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entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. Any former ERISA Affiliate of the Partnership or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Partnership for purposes of this definition with respect to the period it was an ERISA Affiliate of the Partnership and with respect to liabilities arising after such period for which the Partnership could be liable under the Code or ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Expense Notice” has the meaning given to such term in Section 2.02(a).

“Funding Notice” has the meaning given to such term in Section 2.02(a).

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partner” means Genesis Energy, LLC, a Delaware limited liability company and the general partner of the Partnership.

“Genesis Marine” has the meaning given to such term in Section 3.34.

“Governmental Authority” means, with respect to any Person, the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau, instrumentality, official or other regulatory (including self-regulated organizations or other non-governmental regulatory authorities) of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Partnership, any of its Subsidiaries, the Joint Ventures or any of their Properties.

“GP LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of December 28, 2010, as amended from time to time.

“Hazardous Materials” has the meaning given to such term in Section 3.22.

“IDR Registration Rights Agreement” means that certain Registration Rights Agreement, dated December 28, 2010, among the Partnership and the unitholders party thereto.

“Indemnified Party” has the meaning given to such term in Section 7.03.

“Indemnifying Party” has the meaning given to such term in Section 7.03.

“Independence Hub” has the meaning given to such term in Section 3.01(d).

“Intellectual Property” has the meaning given to such term in Section 3.18.

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“Issuer Agreement” has the meaning given to such term in Section 8.13.

“Joinder Agreement” has the meaning given to such term in Section 2.01(b).

“Joint Ventures” means, collectively, each of the direct or indirect joint ventures of which the Partnership and its Subsidiaries own less than a 50% interest in the outstanding equity, which are, as of the date hereof, Odyssey, Neptune, Manta Ray Offshore, Nautilus, Atlantis, T&P Syngas and Sandhill (the latter two Persons being deemed Joint Ventures hereunder).

“KKR” means Rodeo Finance Aggregator LLC.

“Law” or “Laws” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, ordinance, rule or regulation.

“Lien” means any mortgage, claim, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude, right of first offer, right of first refusal or other encumbrance upon or with respect to any property of any kind; provided, however, the term Lien shall not include a security interest in the equity interest in a Subsidiary or Joint Venture that is required to be pledged under such Subsidiary’s or Joint Venture’s organizational documents to the other equity holders of such Person.

“Limited Partnership Subsidiaries” and “Limited Partnership Subsidiary” have the meaning given to such terms in Section 3.01(d).

“Manta Ray Offshore” has the meaning given to such term in Section 3.01(d).

“Money Laundering Laws” has the meaning given to such term in Section 3.20.

“Multiemployer Plan” has the meaning give to such term in Section 3.36.

“Nautilus” has the meaning given to such term in Section 3.01(d).

“Neptune” has the meaning given to such term in Section 3.01(d).

“Non-Recourse Party” has the meaning given to such term in Section 7.02.

“NYSE” means The New York Stock Exchange.

“Odyssey” has the meaning given to such term in Section 3.01(d).

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Operating Partnership” means Genesis Crude Oil, L.P., a Delaware limited partnership.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its

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operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Partnership” has the meaning given to such term in the introductory paragraph of this Agreement.

“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership, dated as of December 28, 2010, as amended as of the date of this Agreement.

“Partnership Agreement Amendment” has the meaning given to such term in the recitals to this Agreement.

“Partnership Bank Account” means the bank account designated as such by the Partnership pursuant to the Funding Notice.

“Partnership Documents” means the contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which any of the Partnership or its Subsidiaries is a party or by which any of the Partnership or its Subsidiaries is bound or to which any of the property or assets of the Partnership or its Subsidiaries is subject that are material with respect to the Partnership and its Subsidiaries taken as a whole.

“Partnership Financial Statements” has the meaning given to such term in Section 3.07.

“Partnership Material Adverse Effect” means any change, event, condition or effect that, individually or together with any other changes, events, conditions or effects, (a) has had or would be reasonably likely to have a material adverse effect on (i) the legality, validity or enforceability of any Transaction Agreement, or (ii) the financial condition, business, assets or results of operations of the Partnership and its Subsidiaries, considered as a single enterprise, or (b) the ability of the Partnership or the General Partner to perform its obligations under, or to consummate the transactions contemplated by, the Transaction Agreements or the Tronox SPA in full on a timely basis. Notwithstanding the foregoing, a “Partnership Material Adverse Effect” shall not include any effect to the extent resulting or arising from: (i) a general deterioration in the economy or changes in the general state of the markets or industries in which the Partnership and its Subsidiaries operate (including, for the avoidance of doubt, adverse changes (A) in commodity prices, (B) in capital spending by participants or their customers in the energy sector, and (C) otherwise associated with changes in the energy sector and the resulting effect on the Partnership and its Subsidiaries, taken as a whole), except, with respect to this clause (i), to the extent that the Partnership and its Subsidiaries, considered as a single enterprise, are adversely affected in a disproportionate manner as compared to other industry participants; (ii) any deterioration in the condition of the capital markets, except, with respect to this clause (ii), to the extent that the Partnership and its Subsidiaries, considered as a single enterprise, are adversely affected in a disproportionate manner as compared to other industry participants; (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency, acts of war (whether or not declared) or the occurrence of any other calamity or crisis, including acts of terrorism, hurricane, flood, tornado, earthquake or other natural disaster, that does not have a disproportionate effect on the

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Partnership and its Subsidiaries, consolidated as a single enterprise; (iv) changes in GAAP or other accounting principles imposed upon the Partnership and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof, except, in each case, to the extent such change has a disproportionate effect on the Partnership and its Subsidiaries, considered as a single enterprise; (v) changes, in and of themselves, in the credit rating of the Partnership’s securities or the market price or trading volume of the Common Units (except that the underlying causes of any such changes may be considered in determining whether a Partnership Material Adverse Effect has occurred); (vi) any failure, in and of itself, of the Partnership to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (except that the underlying causes of any such failures may be considered in determining whether a Partnership Material Adverse Effect has occurred); or (vii) other than for purposes of Section 3.06, the issuance of the Class A Convertible Preferred Units.

“Partnership Related Parties” has the meaning given to such term in Section 7.02.

“Party” or “Parties” means the Partnership and the Purchasers party to this Agreement, individually or collectively, as the case may be.

“Per Unit Price” means $33.71.

“Permits” means any approval, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, tariffs, concessions, exemptions, orders, registrations or certificates of a Governmental Authority.

“Permitted Loan” means any bona fide loans or other extensions of credit entered into by a holder of Class A Convertible Preferred Units or Conversion Units or any of its Affiliates with one or more financial institutions and secured by a pledge, hypothecation or other grant of security interest in Class A Convertible Preferred Units, Conversion Units and/or related assets and/or cash, cash equivalents and/or letters of credit.

“Permitted Transaction” means any derivative transaction or repurchase or reverse repurchase agreement entered into by a holder of Class A Convertible Preferred Units or Conversion Units or any of its Affiliates with one or more financial institutions, which may or may not be secured by a pledge, hypothecation or other grant of security interest in Class A Convertible Preferred Units, Common Units and/or related assets and/or cash, cash equivalents and/or letters of credit, including, without limitation, any transaction pursuant to which a Purchaser transfers Class A Convertible Preferred Units or Common Units held by such Purchaser, provided that the Purchaser retains the economic effects of ownership of such Class A Convertible Preferred Units following such transfer.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Authority, or any other form of entity.

“PIK Units” means a Class A Convertible Preferred Unit issued pursuant to a Class A Convertible Preferred Unit distribution.

“Plan” has the meaning given to such term in Section 3.36.

“Poseidon” has the meaning given to such term in Section 3.01(d).

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“Poseidon Credit Agreement” has the meaning given to such term in Section 3.01(d).

“Property” or “Properties” means any interest or interests in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including Intellectual Property).

“Purchase Price” means, with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule A hereto, as adjusted in accordance with Section 8.11, if applicable; provided, that in no event will the Purchase Price applicable to such Purchaser be increased without the prior written consent of such Purchaser.

“Purchased Units” means, with respect to each Purchaser, the number of Class A Convertible Preferred Units, rounded up to the nearest whole unit, equal to the quotient determined by dividing (a) the Purchase Price paid by such Purchaser at the Closing by (b) the Per Unit Price.

“Purchaser” and “Purchasers” have the meanings given to such terms in the introductory paragraph of this Agreement.

“Purchaser Designee” has the meaning given to such term in Section 2.01(b).

“Purchaser Material Adverse Effect” means any material adverse effect on the ability of a Purchaser to perform its obligations under the Transaction Agreements on a timely basis.

“Purchaser Related Parties” has the meaning given to such term in Section 7.01.

“Registration Rights Agreement” has the meaning given to such term in the recitals to this Agreement.

“Reimbursable Expenses” means the reasonable and documented out-of-pocket expenses, including legal expenses, actually incurred by or on behalf of the Purchasers prior to the Closing in connection with the consummation of the transactions contemplated by the Transaction Agreements; provided, however, that the Reimbursable Expenses shall not exceed $750,000 in the aggregate.

“Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, advisors, counsel, investment bankers, accountants and other representatives of such Person.

“Sanctioned Person” means a Person that is (a) the subject of Sanctions, (b) located in or organized under the laws of a country or territory which is the subject of country- or territory-wide Sanctions (including Cuba, Iran, North Korea, Sudan, Syria, or the Crimea region), or (c) majority-owned or controlled by any of the foregoing.

“Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (i) the United States (including the Department of Treasury, Office of Foreign Assets Control and the Department of State), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) Her Majesty’s Treasury, or (v) other similar governmental bodies with regulatory authority over the Partnership, its Subsidiaries or the Joint Ventures from time to time.

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“Sandhill” has the meaning given to such term in Section 3.01(d).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended from time to time, and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning given to such term in Section 3.07.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary,” as used herein, means, as to any Person, any corporation, partnership, limited liability company or other entity controlled, or with respect to which 50% or more of the outstanding equity securities are owned, by such Person directly or indirectly through one or more intermediaries. For purposes of this definition, “control” of a Person means the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding the above, for purposes of this definition and this Agreement, T&P Syngas, Sandhill, Odyssey, Neptune, Manta Ray Offshore, Nautilus and Atlantis shall not be Subsidiaries of the Partnership.

“T&P Syngas” has the meaning given to such term in Section 3.01(d).

“Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, social security, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties, fines, related liabilities or additions to tax attributable to such taxes, charges, fees, levies or other assessments.

“Tax Returns” means any report, return, declaration or other information supplied to any taxing authority in connection with Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Transaction Agreements” means, collectively, this Agreement, the Registration Rights Agreement, the Partnership Agreement Amendment, the Board Observer Agreement and any amendments, supplements, continuations or modifications thereto. References to the Partnership Agreement Amendment shall be deemed to include the Amended Partnership Agreement unless the context requires otherwise.

“Transaction Fee” has the meaning given to such term in Section 2.02(b).

“Tronox SPA” means that certain Stock Purchase Agreement, dated as of August 2, 2017, by and among Tronox US Holdings Inc., Tronox Alkali Corporation, Tronox Limited (solely for the purposes set forth therein) and the Partnership. A true and correct copy of the Tronox SPA has been furnished to the Purchasers.

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SECTION 1.02 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

ARTICLE II

SALE AND PURCHASE

SECTION 2.01 Sale and Purchase.

(a) Subject to the terms and conditions hereof, the Partnership will issue and sell to each Purchaser on the Closing Date, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership on the Closing Date, such Purchaser’s respective Purchased Units, as set forth on Schedule A hereto.

(b) By written notice to the Partnership (a “Designation Notice”), a Purchaser may designate an Affiliate or Affiliates or another Purchaser or Purchasers (a “Purchaser Designee”) to acquire all or any portion of the Purchased Units otherwise issuable to such Purchaser at Closing (such Purchased Units, the “Designated Units”), and such Purchaser Designee shall, if not already a signatory to this Agreement, execute and deliver to the Partnership a joinder agreement, in substantially the form attached hereto as Exhibit C (a “Joinder Agreement”), pursuant to which such Purchaser Designee shall agree (i) to join and become a party to this Agreement; (ii) to be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to the designating Purchasers hereunder, as if made by, and with respect to, such Purchaser Designee; and (iii) to perform all obligations and duties required of the designating Purchaser with respect to such Purchased Units. Upon receipt by the Partnership of (x) a Designation Notice, executed by the designating Purchaser and acknowledged in writing by the Purchaser Designee, specifying the name of the Purchaser Designee and the number of Purchased Units to be designated thereby, and (y) a fully executed Joinder Agreement, if applicable, Schedule A and Schedule 8.05 hereto shall be amended, without further action of any Party hereto, to include such Purchaser Designee and, with respect to Schedule A, to reflect the designation of the Designated Units from the designating Purchaser to such Purchaser Designee.

SECTION 2.02 Funding Notices; Transaction Fee.

(a) On or prior to the fifteenth (15th) Business Day prior to the date on which the Partnership reasonably anticipates the Closing to occur (the “Anticipated Closing Date”), the Partnership shall deliver a written notice (the “Funding Notice”) to each of the Purchasers (i) specifying the Anticipated Closing Date, (ii) directing each such Purchaser to pay the Purchase Price for its Purchased Units by wire transfer(s) of immediately available funds to the Partnership Bank Account, prior to 10:00 a.m. Central Time on the Closing Date, and (iii) specifying wiring instructions for wiring funds into the Partnership Bank Account. Within three (3) Business Days following the delivery by the Partnership of the Funding Notice, each Purchaser shall deliver a written notice (the “Expense Notice”) to the Partnership, specifying the amount of such Purchaser’s Reimbursable Expenses.

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(b) At the Closing the Partnership will pay a transaction fee equal to 2.00% of each Purchaser’s Purchase Price (the “Transaction Fee”), payable by (as directed by each Purchaser) reduction of such Purchaser’s Purchase Price or by direct payment to such Purchaser or an Affiliate thereof. With respect to KKR, the Transaction Fee will be paid directly to Kohlberg Kravis Roberts & Co. L.P.; provided that a portion of such Transaction Fee may be structured as a placement fee paid directly by the Partnership to a broker-dealer Affiliate of KKR.

SECTION 2.03 Closing. Subject to the terms and conditions hereof, the Closing shall take place remotely via electronic exchange of documents and signatures on the first Business Day on which the conditions set forth in Section 6.01 shall have been satisfied or waived (other than those conditions that are by their terms to be satisfied at Closing, including the concurrent consummation of the transactions contemplated by the Tronox SPA) (the date of the Closing being referred to herein as the “Closing Date”); provided that the Closing Date shall not be earlier than the date set forth in the applicable Funding Notice unless mutually agreed by the Parties.

SECTION 2.04 Independent Nature of Purchasers’ Obligations and Rights. The respective representations, warranties and obligations of each Purchaser under the Transaction Agreements are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the representations and warranties or the performance of the obligations of any other Purchaser under any Transaction Agreement. Nothing contained in any Transaction Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to each of the Purchasers that the representations and warranties set forth in this Article III are true and correct as of the date of this Agreement and as of the Closing Date.

SECTION 3.01 Capitalization.

(a) The Purchased Units and PIK Units shall have those rights, preferences, privileges and restrictions governing the Class A Convertible Preferred Units that will be set forth in the Amended Partnership Agreement.

(b) As of the date of this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 122,539,221 Common Units and 39,997 Common Units — Class B (“Class B Units”). The only issued and outstanding general partner interests of the Partnership are the noneconomic interests of the General Partner, described in the Partnership Agreement. All of the outstanding Common Units and Class B Units have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required

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by applicable Law and under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Schedule B attached hereto contains a complete and accurate list of all of the owners of Class B Units, including the number of Class B Units held by each.

(c) Other than the Genesis Energy, Inc. 2007 Long-Term Incentive Plan and the Genesis Energy, L.P. 2010 Long-Term Incentive Plan, the Partnership has no equity compensation plans that contemplate the issuance of Common Units or any other class of Partnership equity (or securities convertible into or exchangeable for Common Units or any other class of Partnership equity). The Partnership has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Unitholders (as defined in the Partnership Agreement) of the Partnership may vote. Except as set forth in the first sentence of this Section 3.01(c), there are no outstanding or authorized (A) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating the Partnership or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interests in the Partnership, any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests or other equity interests, (B) obligations of the Partnership or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or other equity interests in the Partnership or any of its Subsidiaries or any such securities or agreements listed in clause (A) of this section or (C) voting trusts or similar agreements to which the Partnership or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Partnership or any of its Subsidiaries.

(d) The Partnership, directly or indirectly, owns (A) 100% of the partnership interests in the Operating Partnership (including the General Partner’s ownership of 0.01% of the partnership interests in the Operating Partnership), (B) 100% of the partnership or equity interests in each of the General Partner, Genesis Pipeline Texas, L.P., a Delaware limited partnership, Genesis Pipeline USA, L.P., a Delaware limited partnership, and Genesis Syngas Investments, L.P., a Delaware limited partnership (collectively, the “Limited Partnership Subsidiaries” and each a “Limited Partnership Subsidiary”) (including the General Partner’s ownership of 0.01% of the partnership interests in each Limited Partnership Subsidiary), (C) 100% of the equity interests in each other Subsidiary not listed in clauses (A) and (B) of this Section 3.01(d), (D) 50% of the partnership interests in T&P Syngas Supply Company, a Delaware general partnership (“T&P Syngas”), (E) 50% of the outstanding limited liability company interests in Sandhill Group, L.L.C., a Mississippi limited liability company (“Sandhill”), (F) 64% of the equity interests in Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company (“Poseidon”), (G) 29% of the equity interests in Odyssey Pipeline L.L.C., a Delaware limited liability company (“Odyssey”), (H) 80% of the equity interests in Independence Hub, LLC, a Delaware limited liability company (“Independence Hub”), and (I) 25.67% of the equity interests in Neptune Pipeline Company, L.L.C., a Delaware limited liability company (“Neptune”) (which as of the date of this Agreement owns 100% of the equity interests in each of Nautilus Pipeline Company, L.L.C., a Delaware limited liability company (“Nautilus”), and Manta Ray Offshore Gathering Company, L.L.C., a Delaware limited liability company (“Manta Ray Offshore”) (which as of the date of this Agreement owns 50% of the equity interests in Atlantis Offshore, LLC, a Delaware limited liability company (“Atlantis”))), in each case free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Partnership’s or the Partnership’s Subsidiaries’ credit facilities filed as exhibits to the SEC Documents (defined below) or that certain Revolving Credit Agreement, dated as of February 27, 2015, by and among the Company,

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Wells Fargo Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, DNB Markets, Inc., MUFG Union Bank, N.A. and Mizuho Bank, Ltd., as Co-Syndication Agents, Sumitomo Mitsui Banking Corporation, as Documentation Agent and each of the lenders party thereto (as amended, modified, supplemented or restated from time to time, the “Poseidon Credit Agreement”)), and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and the Organizational Documents of the Partnership’s Subsidiaries and the Joint Ventures, as applicable) and non-assessable (except as non assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act or any analogous statute in the jurisdiction of formation of any Subsidiary and Sandhill, or the Organizational Documents of the Partnership’s Subsidiaries and the Joint Ventures, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and except for T&P Syngas, Sandhill, Odyssey, Neptune, Nautilus, Manta Ray Offshore and Atlantis, neither the Partnership nor any of its Subsidiaries owns, directly or indirectly, any shares of capital stock or other securities of, or interest in, any other Person (other than another Subsidiary), or is obligated to make any capital contribution to or other investment in any other Person. Schedule C attached hereto contains a complete and accurate list of all of the Partnership’s “significant subsidiaries” (as defined in Rule 405 under the Securities Act).

(e) The General Partner is the sole general partner of the Partnership and each Limited Partnership Subsidiary, with a non-economic general partner interest in the Partnership and a non-economic general partner interest in each Limited Partnership Subsidiary, in each case held free and clear of all Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Partnership’s or the Partnership’s Subsidiaries’ credit facilities filed as exhibits to the SEC Documents). Such general partner interests have been duly authorized and validly issued in accordance with applicable Law, the Partnership Agreement and the partnership agreements of each Limited Partnership Subsidiary and are fully paid (to the extent required by applicable Law and under the Partnership Agreement and the partnership agreements of each Limited Partnership Subsidiary) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(f) The Partnership’s currently outstanding Common Units are listed for trading on the NYSE and the Partnership has not received any notice of delisting. The issuance and sale of the Purchased Units and issuance of Common Units upon conversion of the Purchased Units do not contravene NYSE rules and regulations.

SECTION 3.02 Formation and Qualification. Each of the General Partner, the Partnership and the Partnership’s Subsidiaries has been duly formed and is validly existing and in good standing under the Laws of the State or other jurisdiction of its organization and has the requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect. Each of the General Partner, the Partnership and the Partnership’s Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation, limited partnership, limited liability company or unlimited liability company, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its Properties or the character of its operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.

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SECTION 3.03 Authority; Enforceability. The Partnership and the General Partner have all necessary limited partnership and limited liability company, as applicable, power and authority to execute, deliver and perform their obligations under the Transaction Agreements to which they are parties and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Partnership and the General Partner of the Transaction Agreements to which they are parties and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on their part; and, assuming the due authorization, execution and delivery by the other parties thereto, each of the Transaction Agreements to which either the Partnership or the General Partner is a party will constitute the legal, valid and binding obligations of the Partnership or the General Partner, as applicable, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

SECTION 3.04 Valid Issuance. The offer and sale of the Purchased Units and the limited partner interests represented thereby will be duly authorized by the Partnership pursuant to the Amended Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by and the Amended Partnership Agreement), non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Amended Partnership Agreement and under applicable state and federal securities Laws. Upon issuance in accordance with the terms of the Amended Partnership Agreement, the Conversion Units and PIK Units will be duly authorized by the Partnership pursuant to the Amended Partnership Agreement and will be validly issued, fully paid (to the extent required by the Amended Partnership Agreement), non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Amended Partnership Agreement and under applicable state and federal securities Laws.

SECTION 3.05 Compliance with Law. Neither the Partnership, any of its Subsidiaries, nor, to the Partnership’s knowledge, any of the Joint Ventures is in violation of any judgment, decree or order or any Law applicable to the Partnership, its Subsidiaries or, to the Partnership’s knowledge, the Joint Ventures, except as would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect. The Partnership, its Subsidiaries and, to the Partnership’s knowledge, the Joint Ventures possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not be reasonably likely to have, individually or in the aggregate, a Partnership Material Adverse Effect, and none of the Partnership, any such Subsidiary, or, to the Partnership’s knowledge, any such Joint Venture has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not reasonably be likely to have, individually or in the aggregate, a Partnership Material Adverse Effect. None of the Partnership, any of its Subsidiaries or, to the Partnership’s knowledge, any of the Joint Ventures, or any director, officer,

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agent, employee, Affiliate or other Person acting on behalf of the Partnership or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Partnership or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of any applicable Anti-Corruption Law, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 3.06 No Consents; Violations, Etc. None of the Partnership, any of its Subsidiaries, or, to the Partnership’s knowledge, any of the Joint Ventures is in violation of its respective Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except for such violations or defaults (other than with respect to the Organizational Documents) that would not reasonably be likely to have, individually or in the aggregate, a Partnership Material Adverse Effect. The execution, delivery and performance by the Partnership of the Transaction Agreements to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Transaction Agreements, and compliance by the Partnership with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any Law, governmental permit, determination or award having applicability to the Partnership or any of its Subsidiaries or any of their respective Properties, (ii) conflict with or result in a violation of any provision of the Certificate of Limited Partnership of the Partnership, as amended, or the Partnership Agreement or any Organizational Documents of any of the Partnership’s Subsidiaries or, to the Partnership’s knowledge, any of the Joint Ventures, (iii) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any note, bond, mortgage, license, or loan or credit agreement to which the Partnership, any of its Subsidiaries or, to the Partnership’s knowledge, any of the Joint Ventures is a party or by which the Partnership, any of its Subsidiaries or, to the Partnership’s knowledge, any of the Joint Ventures or any of their respective Properties may be bound or (B) any other agreement, instrument or obligation, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Partnership, any of its Subsidiaries or, to the Partnership’s knowledge, any of the Joint Ventures, except in the cases of clauses (iii) and (iv) where such consent, approval or notice has been obtained or where such violation, conflict, breach, default (or right of termination, acceleration or cancellation), failure to receive consent or approval or to provide notice, or Lien, in each case with respect to the foregoing provisions of this Section 3.06 would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect, or except in the case of clause (iv), for such Liens as may be imposed under the Partnership’s or the Partnership’s Subsidiaries’ credit facilities filed as exhibits to the Partnership SEC Documents or the Poseidon Credit Agreement. No approval from the holders of outstanding Common Units or Class B Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance of the Purchased Units, PIK Units or Conversion Units to the Purchasers.

SECTION 3.07 SEC Documents. The Partnership has timely filed with the SEC all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement but after January 1, 2017, but specifically excluding any documents “furnished”, collectively, the “SEC

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Documents”). The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Partnership Financial Statements”), at the time filed (in the case of the registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Partnership SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Partnership Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

SECTION 3.08 Independent Accountants. Ernst & Young LLP is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the Public Company Accounting Oversight Board and neither Ernst & Young LLP nor Deloitte & Touche LLP has resigned or been dismissed as independent public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

SECTION 3.09 Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of the Transaction Agreements to which it is a party or the issuance and sale of the Purchased Units, PIK Units or Conversion Units, except (a) as required by the SEC in connection with the Partnership’s obligations under the Registration Rights Agreement or (b) as may be required under the state securities or “Blue Sky” Laws.

SECTION 3.10 MLP Status. For each taxable year since its formation, the Partnership has met the gross income requirements of Section 7704(c)(2) of the Code, and accordingly the Partnership is and has been properly treated as a partnership for U.S. federal income tax purposes and for any other applicable tax purposes. The Partnership expects to meet, after giving effect to the transactions contemplated as a result of the acquisitions pursuant to the Tronox SPA (and assuming that the assets of Tronox are held by the Partnership for U.S. federal income tax purposes), the gross income requirements of Section 7704(c)(2) of the Code for the 2017 taxable year, and each subsequent taxable year.

SECTION 3.11 Investment Company Status. The Partnership is not, and after giving effect to the sale of the Purchased Units contemplated hereby will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time and the rules and regulations of the SEC promulgated thereunder.

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SECTION 3.12 Internal Accounting Controls. The Partnership and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 3.13 Insurance. The Partnership and its Subsidiaries are insured against such losses and risks and in such amounts as the Partnership believes in its sole discretion to be prudent for its businesses taken as a whole. The Partnership does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

SECTION 3.14 Licenses. Each of the Partnership and its Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable Law and has obtained all necessary licenses, authorizations, consents and approvals from other Persons, in order to conduct their respective businesses except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect; neither the Partnership nor any of its Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permit, license, authorization, consent or approval or any Law applicable to the Partnership or any of its Subsidiaries, except where such violation, default, revocation or modification would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.

SECTION 3.15 Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the Partnership’s knowledge, threatened or contemplated to which the Partnership, its Subsidiaries or, to the Partnership’s knowledge, any of the Joint Ventures or any of their respective directors or officers is or would be a party or of which any of their respective Properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Partnership, any Subsidiary or any Joint Venture, as the case may be, would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect. There are no legal or governmental actions, suits or proceedings pending (to the Partnership’s knowledge, in the case of Joint Ventures), or to the knowledge of the Partnership, threatened or contemplated that are required to be disclosed in the SEC Documents and are not so disclosed.

SECTION 3.16 No Material Adverse Change. Except as set forth in or contemplated by the SEC Documents and except for the execution and delivery of the Tronox SPA and this Agreement, since December 31, 2016, the Partnership and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) Partnership Material Adverse Effect, (ii) acquisition or disposition of any material asset by the Partnership or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business,

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(iii) material change in the Partnership’s accounting principles, practices or methods, (iv) incurrence of material indebtedness, other than indebtedness, the proceeds of which are used to fund a portion of the purchase price under the Tronox SPA; (v) material loss or interference with the business of the Partnership or any of its Subsidiaries from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the SEC Documents; (vi) change in the capital stock or long-term debt of the Partnership or any of its Subsidiaries, other than (A) the issuance of debt securities or Common Units, the proceeds of which are used to fund a portion of the purchase price under the Tronox SPA, (B) the issuance of Common Units under the Equity Distribution Agreement or (C) as set forth or contemplated in the SEC Documents; or (vii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, owners’ equity or results of operations of the Partnership or any of its Subsidiaries, otherwise than as set forth or contemplated in the SEC Documents.

SECTION 3.17 Title to Property. The Partnership and each of its Subsidiaries have good and marketable title to all property (real and personal) owned by any of them, free and clear of all Liens (except for such Liens as may exist under applicable Law and as may be imposed under the Partnership’s or its Subsidiaries’ credit facilities filed as exhibits to the SEC Documents or the Poseidon Credit Agreement or do not materially affect the value of such property and not materially interfere with the use made and proposed to be made of such property by the Partnership and each of its Subsidiaries); all the property held under lease by the Partnership or a Subsidiary of the Partnership is held thereby under valid, subsisting and enforceable leases, except as would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.

SECTION 3.18 Possession of Intellectual Property. Each of the Partnership and its Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”) except as would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect, and the Partnership is unaware of any claim to the contrary or any challenge by any other Person to the rights of the Partnership or any of its Subsidiaries with respect to the Intellectual Property. To the Partnership’s knowledge, neither the Partnership nor any of its Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Partnership nor any of its Subsidiaries has received notice of a claim by a third party to the contrary.

SECTION 3.19 Absence of Labor Dispute. Except for such matters that have not been or would not reasonably be expected to have, individually or in the aggregate, as of the date hereof, a Partnership Material Adverse Effect, (i) there have been no strikes or lockouts in effect or, to the knowledge of the Partnership, threatened with respect to any employees of the Partnership or any of its Subsidiaries, (ii) there have been no demands for recognition, representation proceedings, petitions seeking representation, or union organizing or decertification activity pending or, to the knowledge of the Partnership, threatened involving any employees of the Partnership or any of its Subsidiaries, (iii) there has been no unfair labor practice charges, material grievances, labor disputes, complaints, or labor arbitration proceedings pending or, to the knowledge of the Partnership, threatened with respect to employees of the Partnership or any of its Subsidiaries, and (iv) there has been no slowdown, or work stoppage in effect or, to the knowledge of the Partnership, threatened with respect to any employees of

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the Partnership or any of its Subsidiaries. The Partnership and its Subsidiaries are in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including (A) hiring, termination, terms and conditions of employment, wages and hours, equal opportunity, classification of employees and contractors, including as exempt and non-exempt, and as employees and independent contractors, background checks, and legal authorization to work in the United States, (B) unfair labor practices, (C) collective bargaining, and (D) the Worker Adjustment and Retraining Notification Act of 1998, as amended, or any similar applicable state, local or foreign Law.

SECTION 3.20 Money Laundering Laws. The operations of the Partnership, its Subsidiaries and, to the Partnership’s knowledge, each of the Joint Ventures are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended from time to time, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership, its Subsidiaries or, to the Partnership’s knowledge, any of the Joint Ventures with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

SECTION 3.21 OFAC. None of the Partnership, any of its Subsidiaries or, to the Partnership’s knowledge, any of the Joint Ventures nor, to the knowledge of the Partnership, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Partnership, its Subsidiaries or any of the Joint Ventures is a Sanctioned Person or has done business on behalf of the Partnership, any of its Subsidiaries or, to the Partnership’s knowledge, any of the Joint Ventures with or for the benefit of any Sanctioned Person or otherwise violated Sanctions; and the Partnership will not directly or indirectly use the proceeds of the sale of the Purchased Units, or lend, contribute or otherwise make available such proceeds to any Subsidiary, any of the Joint Ventures or other Person, for the purpose of transacting business with or financing the activities of any Sanctioned Person or otherwise in violation of Sanctions.

SECTION 3.22 Environmental Laws. The Partnership and its Subsidiaries and their respective Properties, assets and operations are in compliance with all, and the Partnership and each of its Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect; there are no past, present or, to the Partnership’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Partnership or any Subsidiary under, or to interfere with or prevent compliance by the Partnership or any Subsidiary with, Environmental Laws, except as would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect; neither the Partnership nor any of its Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Partnership’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) except as described in the SEC Documents or which would not be reasonably likely, individually or in the aggregate, to have a Partnership Material

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Adverse Effect (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to public health and safety as it relates to exposure to Hazardous Materials or to the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including pollutants, contaminants, hazardous or toxic substances or wastes), the presence of which may require investigation, control, or remediation or give rise to liability under any Environmental Law).

SECTION 3.23 Taxes. All Tax Returns required to be filed by the Partnership or any of its Subsidiaries have been timely filed and are complete and correct in all material respects, except for such failure to file or inaccuracy which would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect, and all Taxes due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, or where such failure to pay would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect. No examination or audit of any Tax Return relating to any Taxes of the Partnership or any of its Subsidiaries or with respect to any Taxes due from or with respect to such entities is currently in progress or, to the knowledge of the Partnership, threatened or contemplated, except for any such audit which would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect. Neither the Partnership nor any of its Subsidiaries has entered into any transaction that, as of the date of this Agreement, has been identified by the Internal Revenue Service in published guidance as a “listed transaction” as defined under Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

SECTION 3.24 Material Contracts. Neither the Partnership nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to, filed as an exhibit to, or described in the SEC Documents, and no such termination or non-renewal has been threatened by the Partnership or any Subsidiary or, to the Partnership’s knowledge, any other party to any such contract or agreement.

SECTION 3.25 Disclosure Controls and Procedures. The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant

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deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in each such certification are complete and correct.

SECTION 3.26 Compliance with the Sarbanes-Oxley Act. The Partnership, its Subsidiaries and the Partnership’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC and the NYSE promulgated thereunder.

SECTION 3.27 No Preemptive Rights; No Registration Rights, Etc. No Person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units. No Person has the right to act as an underwriter or financial advisor to the Partnership in connection with the offer, sale or resale of the Purchased Units, PIK Units or Conversion Units. Except (i) as set forth in the Partnership Agreement, (ii) as set forth in the other Organizational Documents of the Partnership’s Subsidiaries and (iii) as provided in the Davison Registration Rights Agreement and the IDR Registration Rights Agreement, (A) there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or partnership or other equity interests of the Partnership or any of its Subsidiaries, and (B) no Person has the right, contractual or otherwise, to cause the Partnership to register under the Delaware LP Act any Common Units, in each case pursuant to any other agreement or instrument to which the Partnership or any of its Subsidiaries is a party or by which any one of them may be bound.

SECTION 3.28 No Registration Required. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement and their compliance with the agreements set forth in this Agreement, the sale and issuance of the Purchased Units (and the Conversion Units) pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption. The issuance and sale of the Purchased Units, the issuance of PIK Units and the issuance of the Conversion Units upon conversion of the Class A Convertible Preferred Units do not and will not contravene the rules and regulations of the NYSE.

SECTION 3.29 No Integration. Neither the Partnership nor any of its Affiliates has, directly or indirectly through any Representative, made any offers or sales of any security of the Partnership or solicited any offers to buy any security that is or will be integrated with the sale of the Purchased Units in a manner that would require the offer and sale of the Purchased Units to be registered under the Securities Act.

SECTION 3.30 Certain Fees. No fees or commissions are or will be payable by the Partnership to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement or the Tronox SPA.

SECTION 3.31 Form S-3 Eligibility. The Partnership is eligible to register the resale of the Purchased Units, PIK Units and Conversion Units by the Purchasers on a registration statement on Form S-3 under the Securities Act.

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SECTION 3.32 No Restrictions on Distributions. None of the Partnership, any of its Subsidiaries, or, to the Partnership’s knowledge, any of the Joint Ventures is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership from issuing the PIK Units or Conversion Units or redeeming the Purchased Units pursuant to their terms or making distributions on the Purchased Units or the Conversion Units, and none of the Partnership nor any of its Subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership or any of its Subsidiaries from making distributions on its limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, except in each case (a) pursuant to the Credit Agreement or any credit facilities of the Partnership’s wholly-owned Subsidiaries and, solely with respect to distributions made by the Joint Ventures or the Partnership’s non-wholly owned Subsidiaries, the Poseidon Credit Agreement and any other credit facilities of such non-wholly owned Subsidiaries or Joint Ventures, (b) for prohibitions mandated by the Laws of the jurisdiction of formation of such Subsidiary or Joint Venture and (c) solely with respect to distributions made by the Joint Ventures or the Partnership’s non-wholly owned Subsidiaries, as provided in the Organizational Documents of the Joint Ventures and such non-wholly owned Subsidiaries.

SECTION 3.33 Related Party Transactions. There are no business relationships or related party transactions involving the Partnership or any of its Subsidiaries or, to the Partnership’s knowledge, any other Person that are required to be described in the SEC Documents that have not been described as required.

SECTION 3.34 Genesis Marine, LLC. Genesis Marine, LLC, a Delaware limited liability company (“Genesis Marine”), is a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 for the purpose of operating the vessels in the trades in which Genesis Marine operates its vessels; after giving effect to the consummation of the transactions herein contemplated, Genesis Marine will remain a citizen of the United States within the meaning of 46 U.S.C. Sec. 50501 and qualified to engage in the coastwise trade of the United States.

SECTION 3.35 Tronox SPA. The Tronox SPA has been duly authorized and executed and validly delivered by the Partnership, and to the knowledge of the Partnership, by the other parties thereto, and constitutes a legal, valid and binding obligation of the Partnership, and to the knowledge of the Partnership, each of the other parties thereto, enforceable against each in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith. No event has occurred that constitutes, or if continued would, with notice, lapse of time or both, constitute a breach or default under the Tronox SPA, and the Partnership has not given or received any notice of termination or cancellation thereunder.

SECTION 3.36 ERISA Compliance. Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) for which the Partnership, its Subsidiaries or any of their respective ERISA Affiliates would have any liability (each a “Plan”) has been established and maintained in compliance with its terms and with the requirements of all applicable Laws, including ERISA and the Code, and, to the knowledge of the Partnership, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Partnership, its Subsidiaries or any of their respective ERISA Affiliates contributes or contributed at any time (a “Multiemployer Plan”) is in compliance with all applicable Laws, including ERISA and the Code, in each case except as would not be reasonably likely, individually or in the

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aggregate, to have a Partnership Material Adverse Effect. Except as would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect, (a) neither the Partnership, its Subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or full, partial or mass withdrawal from, any “employee benefit plan” or Multiemployer Plan, or (ii) Sections 412, 4971 or 4975 of the Code; (b) neither the Partnership nor any of its Subsidiaries has any liability with respect to, or obligation to provide, post-employment or post-retirement benefits to any current or former employees or service providers; (c) neither the Partnership nor any of its Subsidiaries nor any organization to which the Partnership or any of its Subsidiaries is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA; and (d) there is no Action by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any Plan or Multiemployer Plan now pending, or to the knowledge of the Partnership, threatened in writing. The Partnership, its Subsidiaries and their assets are not, and do not expect to be, subject to any Lien pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA. To the knowledge of the Partnership, with respect to each Multiemployer Plan: (i) no such Multiemployer Plan has been, or has given notice to the Partnership or any of its Subsidiaries that it will be, terminated or insolvent under ERISA so as to result, directly or indirectly, in any liability of the Partnership, any of its Subsidiaries or any of its ERISA Affiliates under Title IV of ERISA; and (ii) no proceeding has been initiated by any Person (including the Pension Benefit Guaranty Corporation) to terminate any Multiemployer Plan. Neither the Partnership nor any of its Subsidiaries has any current or contingent liability or obligation under ERISA or the Code on account of at any time being considered an ERISA Affiliate with any other Person. Except as would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect, each “employee benefit plan” established or maintained by the Partnership, its Subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would be reasonably likely to cause the loss of such qualification.

SECTION 3.37 Solvency. The Partnership and its Subsidiaries taken as a whole are, and immediately after the Closing Date after giving effect to the transactions contemplated hereby and in the Tronox SPA will be, Solvent. As used herein, the term “Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair market value of the assets of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such Person does not have unreasonably small capital.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Partnership with respect to itself (and not with respect to any other Purchaser) as follows as of the date of this Agreement and as of the Closing Date:

SECTION 4.01 Valid Existence. Such Purchaser (a) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (b) has the requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected, individually or in the aggregate, to have a Purchaser Material Adverse Effect.

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SECTION 4.02 No Consents; Violations, Etc. The execution, delivery and performance of the Transaction Agreements to which such Purchaser is a party by such Purchaser and the consummation of the transactions contemplated thereby will not (a) require any consent, approval or notice under, or constitute a violation or breach of, the Organizational Documents of such Purchaser (b) constitute a violation or breach of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, lease, loan or credit agreement or other material instrument, obligation or agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound, (c) violate any provision of any Law or any order, judgment or decree of any court or Governmental Authority having jurisdiction over such Purchaser or its Properties, except in the cases of clauses (b) and (c) where such violation, breach or default, would not reasonably be expected, individually or in the aggregate, to have a Purchaser Material Adverse Effect.

SECTION 4.03 Investment. The Purchased Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same, in any transaction in violation of the securities laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units, PIK Units or Conversion Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 promulgated under the Securities Act).

SECTION 4.04 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, PIK Units and Conversion Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment and (c) it is not acquiring the Purchased Units with a view to, or for offer or sale in connection with, any distribution thereof that could result in such Purchaser being an “underwriter” within the meaning of section 2(11) of the Securities Act or result in any violation of the registration requirements of the Securities Act.

SECTION 4.05 Receipt of Information. Such Purchaser acknowledges that it (a) has access to the SEC Documents and the Tronox SPA and related schedules thereto, (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Partnership regarding such matters and (c) has sought such financial, accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Purchased Units. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchasers shall modify, amend or affect such Purchasers’ right (i) to rely on the Partnership’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Agreement.

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SECTION 4.06 Restricted Securities. Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the SEC promulgated under the Securities Act.

SECTION 4.07 Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement or the Tronox SPA, except for fees or commissions for which the Partnership and its Subsidiaries would not be liable.

SECTION 4.08 Legend. It is understood that the certificates evidencing the Purchased Units will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended from time to time (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold, offered for sale, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation reasonably satisfactory to it that such transaction does not require registration under the Securities Act. This security is subject to certain restrictions on transfer set forth in the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, Dated as of December 28, 2010, as amended or restated from time to time, a copy of which may be obtained from the Partnership at its principal executive offices.”

SECTION 4.09 Reliance on Exemptions. Each Purchaser understands that the Purchased Units are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Partnership is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Purchased Units.

SECTION 4.10 Authority. Such Purchaser has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which such Purchaser is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by such Purchaser of the Transaction Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Transaction Agreements to which it is a party constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

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ARTICLE V

COVENANTS

SECTION 5.01 Conduct of Business. During the period commencing on the date of this Agreement and ending on the Closing Date, (a) the Partnership and each of its Subsidiaries will use commercially reasonable efforts to (i) conduct its business in the ordinary course of business and (ii) preserve intact its existence and business organization, Permits, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Partnership and/or any of its Subsidiaries, in the case of clause (ii) above, in all material respects, and, in the case of clause (i) and clause (ii) above, excluding any transactions contemplated hereby or the Tronox SPA, and (b) the Partnership shall not, without the prior written consent of each of the Purchasers, take any action under Sections 5.12(b)(ii) and 5.12(b)(iii) of the Amended Partnership Agreement that would have required the consent or approval of the holders of Class A Convertible Preferred Units under the Amended Partnership Agreement had the Partnership Agreement Amendment become effective (and the Purchased Units issued to the Purchasers) as of the date of this Agreement.

SECTION 5.02 Taking of Necessary Action.

(a) Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or the Partnership, as the case may be, advisable for the consummation of the transactions contemplated by the Transaction Agreements.

(b) The Partnership (i) shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by the Tronox SPA; (ii) shall not amend, modify or waive any provision of the Tronox SPA, waive any condition to the closing thereunder or mutually agree to terminate the Tronox SPA without the prior written approval of the Purchasers who are obligated to purchase a majority of the Class A Convertible Preferred Units under this Agreement; provided, however, that such prior written approval shall not be required in connection with any such amendment, modification or waiver (other than an amendment, modification or waiver of any condition to closing thereunder, and not including any termination thereof) that would not adversely affect the Purchasers or the Partnership (either before or after giving effect to the transactions contemplated by the Tronox SPA) in any respect, provided that the Partnership provides the Purchasers at least five Business Days’ advance written notice thereof; and (iii) shall promptly notify the Purchasers of any breach that would cause a condition under the Tronox SPA to not be satisfied.

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SECTION 5.03 Public Announcements. The initial press release with respect to the transactions contemplated hereby shall be in a form to be reasonably agreed upon by the Partnership and the Purchasers. Thereafter, except as required by applicable Law, neither the Partnership nor the Purchasers shall make any press release or other public announcement with respect to the transactions contemplated hereby without the prior written consent of each other Party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Section 5.03, the Partnership and its Subsidiaries agree that (i) the Purchasers may (A) publicize their ownership in the Partnership, as well as the identity of the Partnership, the size of the investment and its pricing terms with respect to the Class A Convertible Preferred Units on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (B) display the Partnership’s corporate logo in conjunction with any such reference, (ii) (A) any Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement or other securities exchange requirement concerning its publicly traded securities and (B) after the Closing, any Party may make disclosures of then-current public information regarding this Agreement and the transactions effected hereunder, and (iii) the Partnership and any of its Affiliates may, without the prior written consent of any other Party or its Affiliates, disclose the terms and provisions of this Agreement and any information regarding this Agreement and the transactions contemplated hereby in or in connection with (A) offering materials for a securities offering or lending transaction, and/or (B) one or more customary investor presentations or related conference calls by the Partnership and its Affiliates with investors or analysts. In the event a Party has approved any disclosures as required hereunder, the other Party or its Affiliates shall be entitled to make disclosures substantially similar (as to form and content) to those prior disclosures that the non-disclosing Party has approved.

SECTION 5.04 Disclosure; Public Filings. The Partnership may, without prior written consent or notice, file the Transaction Agreements as exhibits to Exchange Act reports, if required by applicable Law and include summaries thereof in such reports.

SECTION 5.05 NYSE Listing Application. The Partnership shall, prior to the Closing Date, file a supplemental listing application with the NYSE to list the Conversion Units and will otherwise use its reasonable commercial efforts to list the Conversion Units on the NYSE and maintain such listing.

SECTION 5.06 Use of Proceeds. The Partnership will use the net proceeds from the sale of Class A Convertible Preferred Units under this Agreement together with the proceeds of borrowings from third parties, cash on hand, and/or one or more financing transactions of the type contemplated by clause (iv) or clause (vi)(A) of Section 3.16 to fund the purchase price payable by the Partnership under the Tronox SPA and related expenses, to pay to the Purchasers or their Affiliates the Transaction Fee, and any excess will be used for other general partnership purposes, including the repayment of indebtedness. The Partnership will not directly or indirectly use the proceeds of the sale of the Purchased Units, or lend, contribute or otherwise make available such proceeds, in violation of any applicable Anti-Corruption Laws.

SECTION 5.07 Compliance Policies and Procedures. The Partnership and its Subsidiaries shall adopt, revise, and maintain from time to time (as the case may be) policies and procedures adequate to provide reasonable assurances that violations of the Anti-Corruption Laws, Sanctions, and Money Laundering Laws will be prevented, detected, and deterred.

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SECTION 5.08 Transaction Structure. The Partnership and its Subsidiaries shall, promptly after the closing of the acquisition of Tronox, cause Tronox Alkali Corporation and Tronox Alkali Wyoming Corporation, to convert into limited liability companies and to be treated as disregarded entities for U.S. federal and any applicable state and local income tax purposes.

ARTICLE VI

CLOSING CONDITIONS

SECTION 6.01 Conditions to Closing.

(a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of Purchased Units at Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iii) the closing of the transactions contemplated by the Tronox SPA shall occur concurrently with the Closing in accordance with the terms of the Tronox SPA, without amendment, modification or waiver of any provision thereof, other than an amendment, modification or waiver effected in compliance with Section 5.02(b)(ii).

(b) Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units on the Closing Date in accordance with Schedule A hereto shall be subject to the satisfaction on or prior to the Closing Date, as applicable, of each of the following conditions (any or all of which may be waived by a particular Purchaser only on behalf of itself in writing, in whole or in part):

(i) the Partnership shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(ii) the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Partnership Material Adverse Effect shall be true and correct when made and as of the Closing Date, and all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

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(iii) the Purchasers shall have received a written opinion in customary form of Akin Gump Strauss Hauer & Feld LLP dated as of the Closing Date, regarding (A) the authority, due authorization, valid execution, delivery, enforceability and noncontravention of each of the Transaction Agreements and (B) the due authorization, valid issuance and non-assessability of the Purchased Units, PIK Units and Conversion Units;

(iv) the NYSE shall have authorized, upon official notice of issuance, the listing of the Conversion Units;

(v) no notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;

(vi) there shall not have occurred and be continuing a Partnership Material Adverse Effect;

(vii) the Partnership shall not have amended, waived or modified any provision of the Tronox SPA since the execution thereof (including the amendment, waiver or modification of any conditions to closing contained therein), other than an amendment, modification or waiver effected in compliance with Section 5.02(b)(ii);

(viii) confirmation that at the Closing each other Purchaser shall pay, or cause to be paid, such Purchaser’s Purchase Price in accordance with the terms hereof; and

(ix) the Partnership shall have delivered, or caused to be delivered, to the Purchasers the Partnership’s closing deliveries described in Section 6.02.

(c) The Partnership’s Conditions. The obligation of the Partnership to consummate the sale of the Purchased Units to each of the Purchasers on the Closing Date shall be subject to the satisfaction on or prior to the Closing Date, as applicable, of each of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(i) each Purchaser shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii) the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date, and all other representations and warranties of such Purchaser shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

(iii) each Purchaser shall have delivered, or caused to be delivered, to the Partnership such Purchaser’s closing deliveries set forth in Section 6.03.

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SECTION 6.02 Partnership Deliveries. At Closing, subject to the terms and conditions of this Agreement, the Partnership will deliver, or cause to be delivered, to each Purchaser:

(a) evidence of issuance of a certificate evidencing the Purchased Units or the Purchased Units credited to book-entry accounts maintained by the transfer agent, as the case may be, bearing the legend or restrictive notation set forth in Section 4.08, and meeting the requirements of the Amended Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Amended Partnership Agreement and applicable federal and state securities laws;

(b) a certificate of the Secretary of State of the State of Delaware, dated as of a recent date, to the effect that each of the General Partner and the Partnership is in good standing;

(c) an officer’s certificate, substantially in the form attached to this Agreement as Exhibit A;

(d) the Partnership Agreement Amendment, duly executed by the General Partner;

(e) the Registration Rights Agreement, duly executed by the General Partner on behalf of the Partnership;

(f) the Board Observer Agreement, duly executed by the General Partner, for itself and on behalf of the Partnership;

(g) a certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, dated the Closing Date, certifying as to (i) the certificate of formation of the General Partner, the GP LLC Agreement, the certificate of limited partnership of the Partnership, and the Partnership Agreement, (ii) board resolutions authorizing the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby and (iii) the incumbent officers authorized to execute the Transaction Agreements, setting forth the name and title and bearing the signatures of such officers;

(h) a supplemental listing application filed by the Partnership with the NYSE;

(i) a cross receipt, dated the Closing Date, executed by the Partnership confirming that the Partnership has received such Purchaser’s Purchase Price;

(j) such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their counsel may reasonably request; and

(k) if applicable, payment of the Transaction Fee in the manner contemplated in Section 2.02(b).

SECTION 6.03 Purchaser Deliveries. At Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered, to the Partnership:

(a) payment to the Partnership, by wire transfer(s) of immediately available funds to the Partnership Bank Account, of such Purchaser’s Purchase Price, which amount shall be reduced by (i) an amount equal to the amount of such Purchaser’s Reimbursable Expenses as provided in the Expense Notice, subject to the limitations set forth in the definition of “Reimbursable Expenses”, and (ii) if applicable pursuant to Section 2.02(b), such Purchaser’s proportionate amount of the Transaction Fee;

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(b) if applicable, payment to an Affiliate of such Purchaser to be designated of such Purchaser’s proportionate amount of the Transaction Fee, payable by wire transfer(s) of immediately available funds in U.S. dollars to an account designated in advance of the Closing Date by such Affiliate of such Purchaser, a portion of which may be structured as a placement fee to a broker-dealer affiliate;

(c) an officer’s certificate, substantially in the form attached to this Agreement as Exhibit B;

(d) the Registration Rights Agreement, duly executed by such Purchaser;

(e) the Board Observer Agreement, duly executed by the such Purchaser;

(f) a cross receipt, dated the Closing Date, executed by such Purchaser confirming that such Purchaser has received the Purchased Units being purchased by such Purchaser on such Closing Date pursuant hereto; and

(g) a completed Internal Revenue Service Form W-9.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

SECTION 7.01 Indemnification by the Partnership. Upon the terms and subject to the conditions of this Article VII, the Partnership will indemnify, defend and hold harmless each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from and against any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them whether or not involving a third party claim, as a result of, arising out of, or in any way related to the breach of any of the representations, warranties, covenants or agreements of the Partnership contained herein or in any certificate or instrument delivered by or on behalf of the Partnership hereunder); provided, however, that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty to the extent applicable (it being understood that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party has delivered notice to the Partnership shall constitute the date upon which such claim has been made). Notwithstanding anything to the contrary herein, no Purchaser Related Party shall be entitled to recover special, indirect, exemplary, incidental, speculative or punitive damages or lost profits, it being understood that (a) this sentence shall not limit recovery for damages that (i) are the result of fraud or (ii) constitute a diminution in value of the Purchased Units, PIK Units and Conversion Units; provided, however, that with respect to each Purchaser Related Party, the damages recoverable by such Purchaser Related Party pursuant to this clause (ii) shall not to exceed the Purchase Price applicable to such Purchaser; and (b) Purchaser Related Parties shall further be able to recover any special, consequential or punitive damages that are components of damages paid to third parties by such Purchaser Related Parties that are indemnifiable hereunder.

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SECTION 7.02 Indemnification by Purchasers. Upon the terms and subject to the conditions of this Article VII, each Purchaser will severally, and not jointly, indemnify, defend and hold harmless the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from and against any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them, whether or not involving a third party claim, as a result of, arising out of, or in any way related to the breach of any of the representations, warranties, covenants or agreements of such Purchaser contained herein or in any certificate or instrument delivered by such Purchaser hereunder; provided, however, that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty to the extent applicable (it being understood that for purposes of determining when an indemnification claim has been made, the date upon which a Partnership Related Party has delivered notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made). Notwithstanding anything to the contrary herein, no Partnership Related Party shall be entitled to recover special, indirect, exemplary, incidental, speculative or punitive damages or lost profits, it being understood that (a) this sentence shall not limit recovery for damages that are the result of fraud and (b) the Partnership Related Parties shall further be able to recover any special, consequential or punitive damages that are components of damages paid to third parties by such Partnership Related Parties that are indemnifiable hereunder. Notwithstanding anything to the contrary contained in this Agreement, no current, former or future Affiliate, general or limited partner, equity-holder, director, officer, manager, employee, agent, successor or assign of any Purchaser or of any Affiliate thereof (collectively, “Non-Recourse Parties”), other than any Purchaser, shall have any liability or obligation hereunder or in respect of the transactions contemplated hereby (at law or in equity, whether in tort, contract or otherwise), and from and after Closing, any claim as a result of, arising out of, or in any way related to any breach of any representation, warranty, covenant or agreement by a Purchaser shall be made solely against the Purchaser, and no Non-Recourse Party other than Purchaser, shall have any liability or obligation hereunder or in respect thereof (at law or in equity, whether in tort, contract or otherwise), and the Partnership on behalf of itself and the Partnership Related Parties and its and their respective Affiliates hereby irrevocably waives any claims or rights (at law or in equity, whether in tort, contract or otherwise) it or any Partnership Related Party, or its and their respective Affiliates, may have with respect to this Agreement or the transactions contemplated hereby against any Non-Recourse Party other than any Purchaser, whether before or after Closing.

SECTION 7.03 Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party

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hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of the claim for indemnification, failed to (1) assume the defense or employ counsel reasonably acceptable to the Indemnified Party and (2) notify the Indemnified Party of such assumption or (B) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interest of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the prior consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

SECTION 7.04 Tax Treatment. All indemnification payments under this Article VII shall be adjustments to the Per Unit Price except as otherwise required by applicable Law.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever a Party has an obligation under the Transaction Agreements, the expense of complying with such obligation shall be an expense of such Party unless otherwise specified therein. Whenever any determination, consent or approval is to be made or given by a Purchaser under the Transaction Agreements, such action shall be in such Purchaser’s sole discretion, unless otherwise specified therein. The meaning assigned to each term

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defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender shall include all genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any Party to this Agreement or a Person party to any other agreement or document shall include such Party’s successors and permitted assigns If any provision in the Transaction Agreements is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Transaction Agreements shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Agreements, and the remaining provisions shall remain in full force and effect. The Transaction Agreements have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

SECTION 8.02 Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.07, 3.09, 3.10, 3.11, 3.20, 3.27, 3.28, 3.29, 3.30, 3.35, 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, the representations and warranties set forth in Section 3.23 shall survive until 60 days after the applicable statute of limitations (taking into account any extensions thereof), and the other representations and warranties set forth in this Agreement shall survive for a period of eighteen (18) months following the Closing Date, regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement or any other Transaction Agreement shall survive the Closing indefinitely until performed and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise, redemption or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.

SECTION 8.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

(b) Specific Waiver; Amendment. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective, unless signed by each of Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Partnership from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

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SECTION 8.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Partnership, each Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns. The Partnership may not assign all or any portion of its rights and obligations under this Agreement without the consent of Purchasers possessing the right to acquire not less than a majority of the Purchased Units.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser without the consent of any other Party, subject to the restrictions set forth in, and compliance with the requirements of, Section 2.01(b). Any transfer or attempted transfer of the rights and obligations of a Purchaser under this Agreement, other than in accordance with Section 2.01(b), shall be null and void and of no force and effect.

SECTION 8.05 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a) If to any Purchaser:

To such Purchaser’s address listed on Schedule 8.05 hereof or such other address as such Purchaser shall have specified by written notice to the Partnership.

With a copy to (which shall not constitute notice):

Andrews Kurth Kenyon LLP

600 Travis, Suite 4200

Houston, TX 77002

Attention: G. Michael O’Leary;

 Courtney Cochran Butler

Email:      moleary@andrewskurth.com;

courtneybutler@andrewskurth.com

With a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

600 Travis, Suite 5400

Houston, TX 77002

Attention: M. Breen Haire

Email: breen.haire@stblaw.com

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(b) If to the Partnership:

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, TX 77002

Attention: Grant E. Sims

Email: grant.sims@genlp.com

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Attention: J. Vincent Kendrick

Email: vkendrick@akingump.com

or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail prior to 5:00 p.m., Central Time on the date submitted; on the next succeeding Business Day, if sent via electronic mail at or after 5:00 p.m., Central Time on the date submitted; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

SECTION 8.06 Entire Agreement. This Agreement and the other Transaction Agreements are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the rights granted by the Partnership or a Purchaser set forth herein and therein. This Agreement and the other Transaction Agreements supersede all prior agreements and understandings between the Parties with respect to such subject matter. The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by this reference, and unless the context expressly requires otherwise, are incorporated in the definition of “Agreement.”

SECTION 8.07 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York. The Parties hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or based upon this Agreement or any of the transactions contemplated hereby. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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SECTION 8.08 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 8.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, including facsimile or .pdf format counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

SECTION 8.10 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the mutual written consent of the Partnership and the Purchasers entitled to purchase a majority of the Purchased Units in accordance with Schedule A, or, with respect to any Purchaser, that Purchaser and the Partnership.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) by written notice from the Purchasers possessing the right to acquire not less than majority of the Purchased Units if the Tronox SPA is terminated for any reason; or

(iii) by written notice from the Partnership or a Purchaser, with respect to itself but not any other Purchaser, if the Closing does not occur by 11:59 p.m., Eastern Time, on the Drop-Dead Date; provided, however, that no Party may terminate this Agreement pursuant to this Section 8.10(b)(iii) if such Party is, at the time of providing such written notice, in breach of any of its obligations under this Agreement.

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(c) In the event of the termination of this Agreement as provided in Section 8.10(a) or Section 8.10(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto, except with respect to the requirement to comply with any Confidentiality Agreement in favor of the Partnership; provided that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

SECTION 8.11 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like of the Class A Convertible Preferred Units or the Common Units occurring after the date of this Agreement.

SECTION 8.12 Specific Performance. Damages in the event of breach of this Agreement by a Party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Party from pursuing any other rights and remedies at law or in equity that such Party may have.

SECTION 8.13 Financing Cooperation. If requested by a Purchaser, the Partnership will provide the following cooperation: (i) in connection with such Purchaser entering into a Permitted Loan or Permitted Transaction, providing such cooperation and assistance as such Purchaser may reasonably request (including, without limitation, entering into an “issuer agreement” in customary form in connection with such transactions), (ii) using commercially reasonable efforts to deposit the pledged Class A Convertible Preferred Units in book entry form, without restrictive securities law legends, on the books of The Depository Trust Company, when eligible to do so (or, if such pledged Class A Convertible Preferred Units are eligible for resale under Rule 144A, on the books of The Depository Trust Company with customary restrictive legends for Rule 144A eligible securities), (iii) if so requested by such lender or counterparty, as applicable, re-registering the pledged Class A Convertible Preferred Units in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan or Permitted Transaction, with respect to Permitted Loans solely as securities intermediary and only to the extent such Purchaser or its Affiliates continues to beneficially own such pledged Class A Convertible Preferred Units and/or (iv) using commercially reasonable efforts to enter into customary triparty agreements with the relevant lender or counterparty and such Purchaser relating to the delivery of the Class A Convertible Preferred Units to such lender or purchaser, as the case may be, for crediting to the relevant collateral accounts upon funding of the relevant loan and payment of the purchase price of such Purchaser.

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SECTION 8.14 Removal of Legend. In connection with a sale of the Purchased Units, PIK Units or Conversion Units by a Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser or its broker shall deliver to the Partnership a broker and seller representation letter providing to the Partnership any information the Partnership deems necessary to determine that the sale of such units is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time the such units have been held. Upon receipt of such representation letters, the Partnership shall, in connection with such sale, promptly remove (or cause to be removed) the notation of a restrictive legend on such Purchaser’s certificates representing such Purchased Units or the book-entry account maintained by the Partnership, including the securities legend referred to in Section 4.08, and the Partnership shall bear all costs associated therewith. At such time as the Purchased Units, PIK Units or Conversion Units have been sold pursuant to an effective registration statement under the Securities Act or a Purchaser has a “holding period” with respect to such securities under Rule 144(d) of the Securities Act of more than 12 months and such Purchaser is not, and has not been in the preceding three months, an affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act), if certificates representing such Purchased Units or the book-entry account of such units still bears the notation of the restrictive legend referred to in Section 4.08, the Partnership agrees, upon request of the Purchaser or permitted assignee, to take all steps reasonably necessary to promptly effect the removal of the legend described in Section 4.08 from such units, and the Partnership shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act), a covenant to inform the Partnership if it should thereafter become an affiliate (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such units have been held. The Partnership shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 4.08 at any time such legend is no longer appropriate.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC,
its General Partner

By:	/s/ Grant E. Sims
Name:	Grant E. Sims
Title:	Chief Executive Officer

Signature Page to

Class A Convertible Preferred Unit Purchase Agreement

Rodeo Finance Aggregator LLC,
a Delaware limited liability company

By:	/s/ Raj Agrawal

Name: Raj Agrawal
Title: Director

Signature Page to

Class A Convertible Preferred Unit Purchase Agreement

GSO Rodeo Holdings LP

By:	GSO Rodeo Holdings Associates LLC,
its general partner

/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

Signature Page to

Class A Convertible Preferred Unit Purchase Agreement

Schedule A

Purchaser	Class A Convertible Preferred Units	Purchase Price
Rodeo Finance Aggregator LLC	11,124,747.00	$375,000,032.38
GSO Rodeo Holdings LP	11,124,747.00	$375,000,032.38
TOTAL	22,249,494.00	$750,000,064.76

Schedule B

Owners of Class B Units

1.	James E. Davison: Record owner of 9,453 Class B Units

2.	James E. Davison, Jr.: Record owner of 13,648 Class B Units

3.	Steven K. Davison: Record owner of 7,676 Class B Units

4.	Robert V. Deere; Record owner of 1,052 Class B Units

5.	Sharilyn S. Gasaway: Record owner of 1,081 Class B Units

6.	Grant E. Sims: Record owner of 7,087 Class B Units

Schedule C

Significant Subsidiaries

1. Genesis Crude Oil, L.P.

2. Genesis Offshore Holdings, LLC

3. Genesis Davison, LLC

4. Davison Petroleum Supply, LLC

5. TDC, L.L.C.

6. Manta Ray Gathering Company, L.L.C.

7. Southeast Keathley Canyon Pipeline Company, LLC

8. GEL Sekco, LLC

9. Genesis Sekco, LLC

10. Cameron Highway Oil Pipeline Company, LLC

11. Genesis CHOPS I, LLC

12. Cameron Highway Pipeline I, L.P.

13. Genesis Marine, LLC

Schedule 8.05

Purchaser	Contact Information

Rodeo Finance Aggregator LLC	2800 Sand Hill Road, Suite 200 Menlo Park, California 94025 Attention: Brandon Freiman Email: Brandon.Freiman@kkr.com

GSO Rodeo Holdings LP	345 Park Avenue, 31st Floor New York, NY 10154 Attention: Michael Zawadzki Marisa Beeney Email: Michael.Zawadzki@gsocap.com Marisa.Beeney@gsocap.com

Exhibit A

Form of General Partner Officer’s Certificate

Genesis Energy, LLC

Officer’s Certificate

[Closing Date], 2017

Pursuant to Section 6.02(c) of the Class A Convertible Preferred Unit Purchase Agreement by and among Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), and each of the Purchasers party thereto, dated August 2, 2017 (the “Purchase Agreement”), the undersigned, being the Chief Executive Officer of Genesis Energy, LLC, a Delaware limited liability company, acting in its capacity as the general partner of Partnership, hereby certifies as follows:

1. The Partnership has performed and complied in all material respects with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date.

2. The representations and warranties of the Partnership contained in the Purchase Agreement that are qualified by materiality or Partnership Material Adverse Effect were true and correct when made and are true and correct on the date hereof (as though made at and as of the date hereof), and all other representations and warranties were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof (as though made at and as of the date hereof), other than those representations and warranties of the Partnership contained in the Purchase Agreement that expressly relate to a different date, in which case, they are correct in all material respects as of such date.

Capitalized terms used but not defined in this Officer’s Certificate shall have the respective meanings ascribed to them in the Purchase Agreement.

(Signature page follows)

The undersigned has executed this Officer’s Certificate as of the date first written above, in his capacity as Chief Executive Officer of Genesis Energy, LLC, a Delaware limited liability company, acting in its capacity as the general partner of the Partnership.

Name:
Title:

Signature Page to Officer’s Certificate

Exhibit B

Form of Purchaser’s Officer’s Certificate

Officer’s Certificate

[Closing Date], 2017

Pursuant to Section 6.03(c) of the Class A Convertible Preferred Unit Purchase Agreement by and among Genesis Energy, L.P., a Delaware limited partnership, and each of the Purchasers party thereto, dated August 2, 2017 (the “Purchase Agreement”), the undersigned, being the President, Chief Executive Officer or other authorized officer of the Purchaser set forth on the signature page hereto, hereby certifies in his or her capacity as such, and not in his or her individual capacity, solely with respect to such Purchaser as follows:

1. The Purchaser has performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Purchaser on or prior to the Closing Date.

2. The representations and warranties of the Purchaser contained in the Purchase Agreement that are qualified by materiality or Purchaser Material Adverse Effect were true and correct when made and are true and correct as of the date hereof (as though made at and as of the date hereof), and all other representations and warranties were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof (as though made at and as of the date hereof), other than those representations and warranties of the Purchaser contained in the Purchase Agreement that expressly relate to a different date, in which case, they are correct in all material respects as of such date.

Capitalized terms used but not defined in this Officer’s Certificate shall have the respective meanings ascribed to them in the Purchase Agreement.

(Signature page follows)

The undersigned has executed this Officer’s Certificate as of the date first written above.

Name:
Title:

Signature Page to Purchaser’s Officer’s Certificate

Exhibit C

Form of Joinder Agreement

JOINDER AGREEMENT

FOR

CLASS A CONVERTIBLE PREFERRED UNIT

SECURITIES PURCHASE AGREEMENT

The undersigned hereby agrees, effective as of                     , 2017, to become a party to that certain Class A Convertible Preferred Unit Purchase Agreement, dated as of August 2, 2017, by and among Genesis Energy, L.P., (the “Partnership”) and each of the purchasers listed on Schedule A thereto (the “Purchase Agreement”), and, for all purposes of the Purchase Agreement, to be included within the term “Purchasers” (as defined in the Purchase Agreement). By execution and delivery of this Joinder Agreement, the undersigned hereby agrees (i) to be bound by all covenants, agreements, representations, warranties and acknowledgements attributable to the designating Purchaser under the Purchase Agreement, as if made by, and with respect to, the undersigned; and (ii) to perform all obligations and duties required of the designating Purchaser with respect to its Purchased Units. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to such terms in the Purchase Agreement.

The mailing and e-mail address to which notices should be sent to the undersigned, for purposes of the Purchase Agreement, are set forth below:

PURCHASER:

Purchaser:

By:
Name:
Title:

Mailing Address:

Attention:
E-mail:

Exhibit D

Form of Partnership Agreement Amendment

(see attached)

Final Form

FIRST AMENDMENT TO

FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

GENESIS ENERGY, L.P.

THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GENESIS ENERGY, L.P. dated as of [        ], 2017 (this “Amendment”) is entered into by Genesis Energy, LLC (the “General Partner”), a Delaware limited liability company and the general partner of Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in Section 13.1 of the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 28, 2010 (the “Partnership Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Partnership Agreement.

RECITALS

WHEREAS, Section 5.6(a) of the Partnership Agreement provides that the Partnership may issue additional Partnership Securities for any Partnership purpose at any time and from time to time to such Persons and for such consideration and on such terms and conditions as the General Partner in its sole discretion shall establish, all without the approval of any Limited Partners;

WHEREAS, Section 5.6(b) of the Partnership Agreement provides that the Partnership Securities authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities) as shall be fixed by the General Partner in the exercise of its sole discretion;

WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner may, without the approval of any Limited Partner or Assignee, amend any provision of the Partnership Agreement that in the discretion of the General Partner is necessary or advisable in connection with the authorization or issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Partnership Agreement; and

WHEREAS, the General Partner deems it advisable and in the best interest of the Partnership to effect this Amendment to provide for (i) the creation of a new class of Units to be designated as “Class A Convertible Preferred Units” and to fix the designations, preferences and the relative participating, optional and other special rights, powers and duties pertaining to the Class A Preferred Units (as defined herein), including, without limitation, the conversion of the Class A Preferred Units into Common Units – Class A in accordance with the terms described herein, (ii) the issuance of the Class A Preferred Units to the Class A Purchasers (as defined herein) pursuant to the Class A Preferred Unit Purchase Agreement (as defined herein) and (iii) such other matters as are provided herein;

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the General Partner hereby adopts the following:

A. Amendment. The Partnership Agreement is hereby amended as follows:

1. Article I is hereby amended to add or restate, as applicable, the following definitions in Section 1.1 in the appropriate alphabetical order:

“Affiliate” means, with respect to any Person, any other Person that (i) directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question or (ii) owns, beneficially, directly or indirectly, twenty percent (20%) or more of the outstanding capital stock, shares or other equity interests of the Person in question. For purposes of this Agreement, and not in limitation of the foregoing (i) the Partnership, on the one hand, and the Class A Purchasers (solely due to their ownership of Class A Preferred Units or Class A Conversion Units), on the other hand, shall not be considered Affiliates; (ii) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Class A Purchaser or any of its Affiliates, or the direct or indirect equity owners, including limited partners of a Class A Purchaser or any of its Affiliates, shall be considered an Affiliate of such Class A Purchaser; provided, however, that, other than for purposes of Sections 4.8, 4.9 and 16.11 hereof, Blackstone shall not be considered or otherwise deemed to be an Affiliate of GSO Capital Partners, GSO or their respective Affiliates that are part of the credit-related businesses of Blackstone, but any fund or account managed, advised or sub-advised by or Controlled by GSO Capital Partners or its Affiliates within the credit-related businesses of Blackstone (including any fund or account Controlled by Blackstone that is a direct investor in a Class A Purchaser) shall constitute an Affiliate of GSO Capital Partners and GSO.

“Average VWAP” per Common Unit – Class A over a certain period shall mean the arithmetic average of the VWAP per Common Unit – Class A for each Trading Day in such period.

“Blackstone” means The Blackstone Group L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group L.P. or its Affiliates that are not part of the credit-related businesses of The Blackstone Group L.P.

“Capital Distributions” has the meaning set forth in Section 5.12(b)(ii)(B)(5).

“Class A Board Observer” means a Person appointed by KKR or GSO, as applicable, pursuant to the Board Observer Agreement, dated the date hereof, by and among the Partnership, the General Partner, KKR and GSO.

“Class A Cash COC Event” means a Class A Change of Control involving a payment of consideration to the holders of Common Units, with more than 90% of such consideration consisting of cash.

“Class A Change of Control” means the occurrence of any of the following events:

(i) the acquisition, directly or indirectly (including by merger), of fifty percent (50%) or more of any of (A) the Common Units – Class A, (B) the Common Units – Class B, (C) the General Partner Interest or (D) the voting equity of the General Partner (in each case, measured by voting power rather than the number of shares, units or other equity interests) by any Person or “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder, if such acquisition gives such Person or “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as applicable, the right to elect more than half of the members of the Board of Directors of the Partnership or the General Partner, as applicable;

(ii) any direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole, to any Person or group of Persons other than a Permitted Holder;

(iii) the Common Units – Class A are no longer listed or admitted to trading on a National Securities Exchange;

(iv) the removal of the General Partner as general partner of the Partnership by the Limited Partners if the successor General Partner is not a Permitted Holder;

(v) any Change of Control (as defined in the Indenture); or

(vi) any Change in Control (as defined in the Credit Agreement).

“Class A Closing Date” means [•], 2017.

“Class A COC Conversion Premium” means (i) on or prior to the first anniversary of the Class A Closing Date, one hundred fifteen percent (115%), (ii) after the first anniversary but on or prior to the second anniversary of the Class A Closing Date, one hundred ten percent (110%), (iii) after the second anniversary but on or prior to the third anniversary of the Class A Closing Date, one hundred five percent (105%), and (d) after the third anniversary of the Class A Closing Date, one hundred one percent (101%).

“Class A COC Conversion Rate” means the greater of (i) the then-applicable Class A Conversion Rate (regardless of whether the Class A Preferred Units are then convertible) and (ii) the quotient of (a) the sum of (x) the product of (A) the sum of (1) the Class A Issue Price, plus (2) all Class A Unpaid Distributions on the applicable Class A Preferred Unit, multiplied by (B) the Class A COC Conversion Premium, plus (y) any Class A Partial Period Distributions on the applicable Class A Preferred Unit, divided by (b) the Average VWAP for the thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding the date of execution of definitive documentation relating to the Class A Cash COC Event.

“Class A Conversion Date” means, with respect to each Class A Preferred Unit, the date on which the Partnership has completed the conversion of such Class A Preferred Unit.

“Class A Conversion Notice” has the meaning set forth in Section 5.12(b)(iv)(D)(1).

“Class A Conversion Notice Date” has the meaning set forth in Section 5.12(b)(iv)(D)(1).

“Class A Conversion Rate” means, as adjusted pursuant to Section 5.12(b)(iv)(F), the quotient of (a) the sum of (i) the Class A Issue Price, plus (ii) any Class A Unpaid Distributions on the applicable Class A Preferred Unit, divided by (b) the Class A Issue Price.

“Class A Conversion Unit” means a Common Unit – Class A issued upon conversion of a Class A Preferred Unit. Immediately upon such issuance, each such converted Class A Conversion Unit shall be considered a Common Unit—Class A for all purposes hereunder.

“Class A Converting Unitholder” means a Class A Preferred Unitholder (i) who has delivered a Class A Conversion Notice to the Partnership in accordance with Section 5.12(b)(iv)(D)(1), (ii) to whom the Partnership has delivered a Class A Forced Conversion Notice in accordance with Section 5.12(b)(iv)(D)(2) or (iii) who has elected to convert its Outstanding Class A Preferred Units pursuant to Section 5.12(b)(v)(B)(1).

“Class A Distribution Default” has the meaning set forth in Section 5.12(b)(i)(D)(1).

“Class A Distribution Payment Date” has the meaning set forth in Section 5.12(b)(i)(C).

“Class A Forced Conversion” has the meaning set forth in Section 5.12(b)(iv)(B)(1).

“Class A Forced Conversion Notice” has the meaning set forth in Section 5.12(b)(iv)(D)(2).

“Class A Forced Conversion Notice Date” has the meaning set forth in Section 5.12(b)(iv)(D)(2).

“Class A Issue Price” means $33.71 per Class A Preferred Unit.

“Class A Junior Securities” means the Common Units and General Partner Interest and any other class or series of Partnership Securities established after the Class A Closing Date that, with respect to distributions on such Partnership Securities of cash or property and distributions upon liquidation, dissolution or winding up of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks junior to the Class A Preferred Units.

“Class A Liquidation Value” means an amount equal to the sum of (i) the Class A Issue Price (subject to appropriate adjustments for any stock splits, combinations or recapitalization with respect to the Class A Preferred Units) plus (ii) all Class A Unpaid Distributions, plus (iii) the Class A Partial Period Distributions, in each case, with respect to the applicable Class A Preferred Unit.

“Class A Maximum Conversion Amount” means a number of Class A Preferred Units that is equal to one-third (33.33%) of the total number of Class A Preferred Units issued on the Class A Closing Date.

“Class A Minimum Conversion Amount” means (i) a number of Class A Preferred Units having an aggregate Class A Issue Price of $50 million, or (ii) if the aggregate Class A Issue Price of the Class A Preferred Units to be converted by the Class A Preferred Unitholder requesting conversion does not equal or exceed $50 million, then all of the Class A Preferred Units held by such Class A Preferred Unitholder.

“Class A Minimum Redemption Amount” means (i) a number of Class A Preferred Units having an aggregate Class A Issue Price of $200 million, or (ii) such lesser amount, if the redemption is for all Class A Preferred Units then Outstanding.

“Class A Parity Equivalent Units” has the meaning set forth in Section 5.12(b)(iii).

“Class A Parity Securities” means any class or series of Partnership Securities established after the Class A Closing Date that, with respect to distributions on such Partnership Securities of cash or property and/or distributions upon liquidation, dissolution or winding up of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks pari passu with the Class A Preferred Units.

“Class A Partial Period Distributions” means, with respect to a conversion, exchange or redemption of Class A Preferred Units or a liquidation, an amount equal to the sum of (i) the product of (a) the Class A Preferred Unit Distribution Amount multiplied by (b) a fraction, (x) the numerator of which is the number of days elapsed in the Quarter in which such conversion, exchange, redemption or liquidation occurs and (y) the denominator of which is the total number of days in such Quarter, plus (ii) to the extent such conversion, exchange, redemption or liquidation occurs prior to the Class A Distribution Payment Date in respect of the Quarter immediately preceding such conversion, exchange, redemption or liquidation, an amount equal to the Class A Preferred Unit Distribution Amount.

“Class A PIK Payment Date” has the meaning set forth in Section 5.12(b)(i)(E).

“Class A PIK Unit” means a Class A Preferred Unit issued pursuant to a Class A Preferred Unit Distribution in accordance with Section 5.12(b)(i)(B).

“Class A Preferred Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to a Class A Convertible Preferred Unit in this Agreement, including Class A PIK Units.

“Class A Preferred Unit Distribution” has the meaning set forth in Section 5.12(b)(i)(A).

“Class A Preferred Unit Distribution Amount” has the meaning set forth in Section 5.12(b)(i)(A).

“Class A Preferred Unit Purchase Agreement” means the Class A Convertible Preferred Unit Purchase Agreement, dated as of August 2, 2017, by and among the Partnership and the Class A Purchasers.

“Class A Preferred Unit Reset Majority” means the affirmative vote or consent of the holders of not less than fifty percent (50%) of the Outstanding Class A Preferred Units, voting separately as a class with one vote per Class A Preferred Unit; provided, that a Class A Preferred Unit Reset Majority must include the consent of (x) GSO, so long as GSO and/or its Affiliates collectively own at least 25% of the Outstanding Class A Preferred Units and (ii) KKR, so long as KKR and/or its Affiliates collectively own at least 25% of the Outstanding Class A Preferred Units.

“Class A Preferred Unit Supermajority” means the affirmative vote or consent of the holders of not less than seventy-five percent (75%) of the Outstanding Class A Preferred Units, voting separately as a class with one vote per Class A Preferred Unit.

“Class A Preferred Unitholder” means a holder of a Class A Preferred Unit.

“Class A Purchaser” and “Class A Purchasers” have the meanings ascribed to the terms “Purchaser” and “Purchasers,” respectively, in the Class A Preferred Unit Purchase Agreement.

“Class A Purchaser Holder” means, with respect to each Class A Preferred Unit, any Class A Preferred Unitholder that either (i) is a Class A Purchaser, (ii) was the recipient of a Transfer of such Class A Preferred Unit from a Class A Purchaser at a time when such recipient was an Affiliate of a Class A Purchaser, or (iii) was the recipient of a Transfer of such Class A Preferred Unit from a Person described in clause (ii) above at a time when such recipient was an Affiliate of a Person described in clauses (i) and (ii) above.

“Class A Reset Election Period” has the meaning set forth in Section 5.12(b)(vi)(A).

“Class A Senior Securities” means any class or series of Partnership Securities established after the Class A Closing Date that, with respect to distributions on such Partnership Securities of cash or property and/or distributions upon liquidation, dissolution or winding up of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks senior to the Class A Preferred Units.

“Class A Substantially Equivalent Unit” has the meaning set forth in Section 5.12(b)(v)(B)(2).

“Class A Unpaid Distributions” has the meaning set forth in Section 5.12(b)(i)(D)(1)(a).

“Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to the Common Units in this Agreement consisting of Common Units – Class A and Common Units – Class B. The term “Common Unit” does not refer to or include any Class A Preferred Unit prior to its conversion into a Common Units – Class A pursuant to the terms of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Conversion Unit” has the meaning set forth in Section 6.1(d)(xii).

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of June 30, 2014, by and among the Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent and issuing agent, and the other financial institutions party thereto, without giving effect to any amendment or supplement to the same entered into after the Class A Closing Date and whether or not such Credit Agreement remains in effect.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xi).

“Event Issue Value” means, with respect to any Common Unit as of any date of determination, (i) in the case of a Revaluation Event that includes the issuance of Common Units pursuant to a public offering and solely for cash, the price paid for such Common Units (before deduction for any underwriters’ discounts and commissions), or (ii) in the case of any other Revaluation Event, the Closing Price of the Common Units on the date of such Revaluation Event or, if the General Partner determines that a value for the Common Unit other than such Closing Price more accurately reflects the Event Issue Value, the value determined by the General Partner.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“GSO” means GSO Rodeo Holdings LP, a Delaware limited partnership.

“GSO Affiliate” has the meaning set forth in Section 16.11.

“GSO Capital Partners” means GSO Capital Partners LP, a Delaware limited partnership.

“Indemnitee” means (a) the General Partner, any Departing Partner and any Person who is or was an Affiliate of the General Partner or any Departing Partner, (b) any Person who is or was a director (including Class A Board Observers), officer, employee, agent or trustee of a Group Member, (c) any Person who is or was a member, officer, director (including Class A Board Observers), employee, agent or trustee of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner, or any Affiliate of any such Person, and (d) any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“Indenture” means the Fourth Supplemental Indenture, dated as of July 23, 2015, supplementing the Indenture, dated as of May 21, 2015, among the Partnership, Genesis Energy Finance Corporation, the guarantors named therein, and U.S. Bank National Association, a national banking association, as trustee, without giving effect to any amendment or supplement to the same entered into after the Class A Closing Date and whether or not such Indenture remains in effect.

“Initial Class A Conversion Date” has the meaning set forth in Section 5.12(b)(iv)(A).

“Initial Distribution Period” has the meaning set forth in Section 5.12(b)(i)(B).

“KKR” means Rodeo Finance Aggregator LLC, a Delaware limited liability company.

“KKR Affiliate” has the meaning set forth in Section 16.11.

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the applicable interest period.

“Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Class A Preferred Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person, together with its Affiliates, Associates or any Group (other than in each instance, the General Partner or its Affiliates), beneficially owns twenty percent (20%) or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities so owned by such Person and its Affiliates and Associates, or by such Group or any member of such Group, shall not be considered to be Outstanding in any context relating to matters pertaining to the succession, election, removal, withdrawal, replacement or substitution of the General Partner, specifically including voting upon any such matters (unless otherwise required by law), or when in connection with any such matters (i) sending notices of a meeting of Limited Partners to vote on any such matter (unless otherwise required by law), (ii) calculating required votes, (iii) determining the presence of a quorum, or (iv) for other similar purposes under this Agreement, except that such Partnership Securities shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Securities shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, however, that such twenty percent (20%) limitation shall not apply to holders of Common Units – Class B with respect to electing or making other decisions regarding Directors pursuant to Section 13.4(b); provided, further, that such twenty percent (20%) limitation shall not apply to (A) the Class A Purchaser Holders (but not their successors, transferees or assigns, unless they are Permitted Transferees) with respect to their ownership (beneficial or record) of Class A Preferred Units or Class A Conversion Units or (B) any Class A Preferred Unitholder in connection with any vote, consent or approval of the Class A Preferred Unitholders as a separate class.

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including Common Units and Class A Preferred Units.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any class of Units held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Percentage Interest” means as of any date of determination (a) as to any Unitholder or Assignee holding Common Units, the product obtained by multiplying (i) one hundred percent (100%), less the percentage applicable to clause (b) below, by (ii) the quotient obtained by dividing (A) the number of Common Units held by such Unitholder or Assignee by (B) the total number of all Outstanding Common Units, and (b) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance. The Percentage Interest with respect to a General Partner Interest and a Class A Preferred Unit shall at all times be zero (0).

“Permitted Holder” means (i) an Affiliate of the Partnership as of the Class A Closing Date; or (ii) a member of the Permitted Investor Group (as such term is defined in the Credit Agreement).

“Permitted Loan” means any bona fide loans or other extensions of credit entered into by a Class A Purchaser Holder or any of its Affiliates with one or more unaffiliated financial institutions and secured by a pledge, hypothecation or other grant of security interest in Class A Preferred Units, Common Units – Class A, and/or related assets and/or cash, cash equivalents and/or letters of credit.

“Permitted Transaction” means any derivative transaction or repurchase or reverse repurchase agreement entered into by any Class A Purchaser Holder or any of its Affiliates with one or more financial institutions, which may or may not be secured by a pledge, hypothecation or other grant of security interest in of Class A Preferred Units, Common Units – Class A and/or related assets and/or cash, cash equivalents and/or letters of credit, including, without limitation, any transaction pursuant to which a Class A Purchaser Holder transfers Class A Preferred Units or Common Units – Class A held by such Class A Purchaser Holder, provided that the Class A Purchaser Holder retains the economic effects of ownership of such Class A Preferred Units following such transfer.

“Permitted Transferee” has the meaning set forth in Section 4.10(c).

“Preferred Units” means the Class A Preferred Units and any other class or series of Partnership Securities established after the Class A Closing Date that, with respect to distributions on such Partnership Securities of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks senior to the Common Units.

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests and (c) when modifying Class A Preferred Unitholders, apportioned among all Class A Preferred Unitholders in accordance with the relative number or percentage of Class A Preferred Units held by each such Class A Preferred Unitholder.

“Revaluation Event” means an event that results in adjustment of the Carrying Value of each Partnership property pursuant to Section 5.5(d).

“Sale Gain or Sale Loss” means all items of income, gain, loss or deduction (determined in accordance with Section 5.5) that are recognized upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a class of related transactions (excluding any disposition to a member of the Partnership Group).

“Three-Month LIBOR” means, as of any LIBOR Determination Date, the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period as appears on Reuters Page LIBOR01 at 11:00 a.m. (London time) on such LIBOR Determination Date. If the appropriate page is replaced or service ceases to be available, the General Partner may select another page or service displaying the appropriate rate.

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units or any other class of Partnership Securities; provided that if no Transfer Agent is specifically designated for any class of Partnership Securities, the General Partner shall act in such capacity.

“Transfer Limitation Period” has the meaning set forth in Section 4.10(a).

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units and Class A Preferred Units but shall not include a General Partner Interest.

“Voting Power” means the right, if any, of the holder of a Partnership Security to vote on Partnership matters. Each Common Unit and Class A Preferred Unit shall entitle the holder thereof to one vote, with the holders of Common Units and Class A Preferred Units voting together as a single class, except that only the Common Units – Class B shall be entitled to vote on the election of, and other matters respecting, Directors as provided under Section 13.4(b). Each additional Partnership Security shall entitle the holder thereof to such vote, if any, as shall be established at the time of issuance of such Partnership Security.

“VWAP” per Common Units – Class A on any Trading Day shall mean the volume-weighted average price per Common Unit – Class A as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GEL <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the Closing Price of one Common Unit – Class A on such Trading Day as reported on the New York Stock Exchange’s website or the website of the National Securities Exchange upon which the Common Units – Class A are then listed). If the VWAP cannot be calculated for the Common Units – Class A on a particular date on any of the foregoing bases, the VWAP of the Common Units – Class A on such date shall be the fair market value of one Common Unit – Class A on such date as determined in good faith by the Partnership in a commercially reasonable manner.

2. Article I is hereby amended to delete the following definitions in Section 1.1:

“Conversion Right Date”

“Waiver Unit”

“Waiver Unit Automatic Conversion Date”

“Waiver Unit – Class 1”

“Waiver Unit – Class 2”

“Waiver Unit – Class 3”

“Waiver Unit – Class 4”

“Waiver Unit Conversion Notice”

“Waiver Unit Conversion Notice Date”

“Waiver Unit Surrender Date”

3. Section 4.8 is hereby amended to amended and restate the last sentence of Section 4.8(a) in its entirety as follows:

In addition, the General Partner may require that the status of any such Limited Partner or Assignee (other than a Limited Partner or Assignee in respect of Class A Preferred Units) be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests (other than any Class A Preferred Units).

4. Section 4.9(a)(ii) is hereby amended and restated in its entirety as follows:

(ii) The aggregate redemption price for Redeemable Interests (other than any Class A Preferred Units) shall be an amount equal to (A) the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by (B) the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price for such Redeemable Interests (other than any Class A Preferred Units) shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

5. Section 4.9 is hereby amended to add a new Section 4.9(d) as follows:

(d) Redeemable Interests that are Class A Preferred Units shall be redeemed at a price per Class A Preferred Unit equal to the greater of (i) one hundred fifty percent (150%) of the Class A Issue Price, plus all Class A Unpaid Distributions, if any, and (ii) the product of (A) the Average VWAP for the thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding the date of such redemption and (B) the number of Conversion Units into which such Class A Preferred Unit would be then be converted into Conversion Units, whether or not then convertible, at the then-applicable Class A Conversion Rate. The redemption price for such Redeemable Interests that are Class A Preferred Units shall be paid in cash on such redemption date.

6. Article IV is hereby amended to add a new Section 4.10 implementing certain transfer restrictions on the Class A Preferred Units:

4.10 Additional Restrictions on Transfer of Class A Preferred Units.

(a) During the period beginning on the Class A Closing Date and ending on the date immediately preceding the first anniversary of the Class A Closing Date (the “Transfer Limitation Period”), no Class A Purchaser Holder shall, except as provided in Section 4.10(c) and 4.10(d), Transfer any Class A Preferred Units held by such Class A Purchaser Holder without the approval of the General Partner or the Partnership (such approval not to be unreasonably withheld).

(b) After the Transfer Limitation Period, subject to Section 4.7, each Class A Purchaser Holder may transfer any Class A Preferred Units held by it to any other Person or Persons, except for (i) any transfer of any Class A Preferred Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity; provided, however, that the foregoing shall not apply if, prior to any such transfer or arrangement, such individual, corporation, partnership or other entity establishes to the satisfaction of the Partnership, its entitlement to a complete exemption from tax withholding, including under Code Sections 1441, 1442, 1445 and 1471 through 1474, and the Treasury Regulations thereunder; or (ii) any transfer of Class A Preferred Units that violates the terms of this Agreement.

(c) Subject to Section 4.7, but notwithstanding anything else herein to the contrary, a Class A Purchaser Holder shall at all times from and after the Class A Closing Date be permitted to (i) pledge, encumber, hypothecate or mortgage all or any portion of its Class A Preferred Units in connection with a Permitted Loan or Permitted Transaction; (ii) transfer any Class A Preferred Units held by such Class A Purchaser Holder to any Person in connection with a Permitted Transaction; or (iii) transfer any Class A Preferred Units held by such Class A Purchaser Holder to any Person that is an Affiliate of such Class A Purchaser Holder or to another Class A Purchaser (each such Person, a “Permitted Transferee”); provided that any such transfer referred to in clause (ii) would not result in the Partnership being considered terminated for purposes of Section 708 of the Code (a “Technical Termination”); provided, further, that the Partnership shall, as promptly as reasonably practicable, provide any Class A Purchaser Holder, upon its request, with information sufficient for such Class A Purchaser Holder to determine if a proposed transfer of Class A Preferred Units could reasonably be expected to result in a Technical Termination.

(d) During the period beginning on the Class A Closing Date and ending on the date immediately preceding the second anniversary of the Class A Closing Date, no Class A Purchaser shall, without the prior written consent of the Partnership, engage in any short sales or other derivative or hedging transactions with respect to the Class A Preferred Units or Common Units–Class A that are designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any Class A Preferred Units or Class A Conversion Units held by such Class A Purchaser. Notwithstanding the foregoing, each Class A Purchaser and its Affiliates may (i) enter into any Permitted Transaction and transfer any Class A Preferred Units or Common Units – Class A held by such Class A Purchaser or its Affiliate in connection therewith, or (ii) pledge all or any portion of its Class A Preferred Units or Common Units – Class A in connection with a Permitted Transaction or a Permitted Loan, and neither (A) the foreclosure on any such pledged Class A Preferred Units or Common Units – Class A (and/or any sale thereof) by any such pledgee under such Permitted Transaction or Permitted Loan nor (B) the transfer of the Class A Preferred Units or Common Units – Class A by a pledgee or counterparty who has foreclosed or exercised remedies or other rights on any such pledged or transferred Class A Preferred Units or Common Units – Class A shall be considered a violation or breach of this Section 4.10.

(e) Except for the restrictions on Transfer set forth in Section 4.7, this Section 4.10 sets forth the only restrictions on Transfer applicable to Class A Preferred Units. Any Transfer of Class A Preferred Units not prohibited by this Section 4.10 or Section 4.7 shall be permitted without the consent of the General Partner or the Partnership. The restrictions set forth in this Section 4.10 shall not apply to any Class A Preferred Unitholder that is not a Class A Purchaser Holder. For the avoidance of doubt, nothing in this Section 4.10 or Section 4.7 shall prohibit changes in the direct or indirect ownership of equity securities of any Class A Purchaser Holder.

7. Section 5.5(a) is hereby amended to add the following sentences to the end of such Section:

For the avoidance of doubt, each Class A Preferred Unit will be treated as a Partnership Interest in the Partnership that is “convertible equity” within the meaning of Treasury Regulation Section 1.721-2(g)(3), and, therefore, each holder of a Class A Preferred Unit will be treated as a Partner in the Partnership. The initial Capital Account balance in respect of each Class A Preferred Unit shall be the Class A Issue Price, as such amount may be adjusted for any reduction attributable to expenses reimbursable under the Class A Purchase Agreement.

8. Section 5.5(d)(i) is hereby amended and restated as follows:

(d) (i) Consistent with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2), on an issuance of additional Partnership Securities for cash or Contributed Property, the issuance of a Noncompensatory Option, the issuance of Partnership Securities as consideration for the provision of services, or the conversion of Class A Preferred Units to Common Units pursuant to Section 5.12(b), the Carrying Value of each Partnership property immediately prior to such issuance or after such conversion shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option (which, for purposes hereof, shall include any conversion of Class A Preferred Units to Common Units pursuant to Section 5.12(b)(iv)) where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided, further, that in the event of an issuance of Partnership Securities for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest or in the event of an issuance of a de minimis amount of Partnership Securities as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Securities (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option (which, for purposes hereof, shall include any conversion of Class A Preferred Units to Common Units pursuant to Section 5.12(b)(iv)), immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option) shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Securities of all Partners at such time and must make such adjustments to such valuation as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2). If, after making the allocations of Unrealized Gain and Unrealized Loss as set forth in Section 6.1(d)(xii), the Capital Account of each Partner with respect to each Conversion Unit received upon such conversion of the Limited Partner Interest is less than the Per Unit Capital Amount for a then Outstanding Common Unit – Class A, then, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), Capital Account balances shall be reallocated between the Partners holding Common Units (other than Conversion Units) and Partners holding Conversion Units so as to cause the Capital Account of each Partner holding a Conversion Unit to equal, on a per Unit basis with respect to each such Conversion Unit, the Per Unit Capital Amount for a then Outstanding Common Unit – Class A. In making its determination of the fair market values of individual properties, the General Partner may first determine an aggregate value for the assets of the Partnership that takes into account the current trading price of the Common Units, the fair market value of all other Partnership Securities at such time and the amount of Partnership Liabilities. The General Partner may allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines appropriate). Absent a contrary determination by the General Partner, the aggregate fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value.

9. Sections 5.6(a), 5.6(c) and 5.7 are each hereby amended by lowercasing the first letter of the first sentence thereof and adding “Subject to Section 5.12,” preceding the first letter of the first sentence thereof.

10. Section 5.10 is hereby amended and restated as follows:

5.10 [Intentionally Deleted].

11. Section 5.11(b)(ii) is hereby amended by adding “(other than pursuant to Section 5.12(b)(i)(D)(3))” after “B, shall” and before “have the right to”.

12. Article V is hereby amended to add a new Section 5.12 creating a new series of Units as follows:

5.12 Establishment of Class A Convertible Preferred Units.

(a) General. The General Partner hereby designates and creates a series of Units to be designated as “Class A Convertible Preferred Units,” having the terms and conditions set forth herein.

(b) Rights of the Class A Preferred Units. The Class A Preferred Units shall have the following rights, preferences and privileges and the Class A Preferred Unitholders shall be subject to the following duties and obligations:

(i) Distributions.

(A) Beginning with the Quarter ending September 30, 2017, the Class A Preferred Unitholders as of the applicable Record Date for each Quarter shall be entitled to receive, in respect of each Outstanding Class A Preferred Unit, a cumulative distribution equal to $0.7374 per Quarter, subject to adjustment in accordance with Sections 5.12(b)(iv)(F) and 5.12(b)(vi) (the “Class A Preferred Unit Distribution Amount”), and any Class A Unpaid Distributions (such distribution, a “Class A Preferred Unit Distribution”).

(B) With respect to any Quarter (or portion thereof for which a Class A Preferred Unit Distribution is due) ending on or prior to [                    ], 20191 (the “Initial Distribution Period”), the Class A Preferred Unit Distribution shall be paid, as determined by the General Partner, subject to Section 5.12(b)(i)(G) below, in Class A PIK Units, in cash, or in a combination of Class A PIK Units and cash. For any Quarter ending after the last day of the Initial Distribution Period, subject to Section 5.12(b)(i)(G) below, all Class A Preferred Unit Distributions shall be paid only in cash. If, during the Initial Distribution Period, the General Partner elects to pay all or any portion of a Class A Preferred Unit Distribution in Class A PIK Units, the number of Class A PIK Units to be

[1]	NTD: The 18-month anniversary of the Class A Closing Date.

issued in connection with such Class A Preferred Unit Distribution shall equal the quotient of (1) the Class A Preferred Unit Distribution Amount (or portion thereof to be paid in Class A PIK Units) divided by (2) the Class A Issue Price; provided, that instead of issuing any fractional Class A PIK Unit, the Partnership shall round the number of Class A PIK Units issued to each Class A Preferred Unitholder down to the nearest whole Class A PIK Unit and pay cash in lieu of such fractional Unit (with the amount of such cash payment being based on the value of such fractional Class A PIK Unit, which shall be the product of the Closing Price of the Common Units – Class A on the Record Date for such Class A Preferred Unit Distribution, multiplied by the number of Class A Conversion Units into which such fractional Class A PIK Units would be convertible at the applicable Class A Conversion Rate on such Record Date (without regard to whether any Class A Preferred Units are then convertible)).

(C) All Class A Preferred Unit Distributions shall be paid Quarterly, in arrears, on the earlier of: (1) the date that distributions are made on the Common Units for such Quarter pursuant to Section 6.3 or such earlier date after the end of such Quarter as the General Partner may determine, and (2) the date that is forty-five (45) days after the end of such Quarter (such date, the “Class A Distribution Payment Date”).

(D) If, during the Initial Distribution Period, the Partnership fails to pay in full any Class A Preferred Unit Distribution (or portion thereof) (in cash or Class A PIK Units) on the applicable Class A Distribution Payment Date, then each Class A Preferred Unitholder entitled to such unpaid Class A Preferred Unit Distribution shall be deemed to have nonetheless received on such Class A Distribution Payment Date such Class A Preferred Unit Distribution in Class A PIK Units and, accordingly, shall have all other rights under this Agreement as if such Class A PIK Units had, in fact, been issued on the applicable Class A Distribution Payment Date. If, following the Initial Distribution Period:

(1) the Partnership fails (or the amount of Available Cash is not sufficient) to pay in full in cash any Class A Preferred Unit Distribution Amount for any Quarter (or applicable portion thereof), on the applicable Class A Distribution Payment Date (a “Class A Distribution Default”), then from and after such applicable Class A Distribution Payment Date and continuing until all accrued and accumulated but unpaid Class A Preferred Unit Distributions have been paid in full in cash:

(a) The amount of such accrued and accumulated but unpaid cash distributions (on a per Class A Preferred Unit basis, “Class A Unpaid Distributions”) will accrue and accumulate from and including the first day of the Quarter immediately following the Quarter in respect of which such payment was due until paid in full in cash;

(b) The Partnership shall not be permitted to, and shall not, declare or make, any distributions, redemptions or repurchases in respect of any Class A Junior Securities or Class A Parity Securities (including, for the avoidance of doubt, with respect to the Quarter for which the Partnership first failed to pay in full any Class A Preferred Unit Distribution in cash when due); provided, however, that distributions may be declared and paid on the Class A Preferred Units and any Class A Parity Securities so long as such distributions are declared and paid pro rata so that amounts of distributions declared per Class A Preferred Unit and Class A Parity Security shall in all cases bear to each other the same ratio that accrued and accumulated but unpaid distributions per Class A Preferred Unit and Class A Parity Security bear to each other; and

(c) The Partnership shall not be permitted to issue any Class A Parity Securities (or amend any provisions of any class of Partnership Securities to make such class of Partnership Securities a class of Class A Parity Securities).

(2) there is a Class A Distribution Default in respect of any two (2) Quarters, whether or not consecutive, then from and after the Class A Distribution Payment Date in respect of such second Class A Distribution Default and continuing until all accrued and accumulated Class A Unpaid Distributions have been paid in full in cash, the Class A Preferred Unit Distribution Amount shall be reset to a cash amount per Class A Preferred Unit equal to the amount that would be payable per Quarter if a Class A Preferred Unit accrued interest on the Class A Issue Price thereof (as adjusted for any stock splits, combinations or recapitalization with respect to the Class A Preferred Units) at an annualized rate equal to the then-current annualized distribution rate plus 200 basis points; provided that upon payment of all accrued and accumulated Class A Unpaid Distributions, the increase to the Class A Preferred Unit Distribution Amount contemplated by this clause (2) shall cease to apply unless and until another Class A Distribution Default occurs thereafter; and

(3) there is a Class A Distribution Default in respect of any three (3) Quarters, whether or not consecutive, then from and after the Class A Distribution Payment Date in respect of such third Class A Distribution Default and continuing until all accrued and accumulated but unpaid Class A Preferred Unit Distributions have been paid in full in cash, KKR and GSO shall each have the right, exercisable by the delivery of written notice to the General Partner, to appoint a Director to the Board of Directors, and the Board of Directors shall take all necessary action to promptly expand the Board of Directors and name such appointee(s) to fill the vacancy or vacancies, as the case may be, so created; provided that upon payment of all accrued and accumulated Class A Unpaid Distributions, any such Director shall tender his resignation from the Board of Directors immediately upon the request of the Board of Directors and the appointment right contemplated by this clause (3) shall cease unless and until another Class A Distribution Default occurs thereafter; provided, further, that any Director appointed to the Board of Directors pursuant to this clause (3) may only be removed by the Person (KKR or GSO) which appointed such Director and the vacancy created by the death, resignation, removal, disability or other cause of any such appointee at any time during which the right to appoint a Director pursuant to this clause (3) continues shall be filed by the Person (KKR or GSO) that appointed such appointee; provided, however, (a) GSO’s right to appoint a Director pursuant to this clause (3), shall terminate on the date that GSO and its Affiliates, collectively, cease to own any Class A Preferred Units and (b) KKR’s right to appoint a Director pursuant to this clause (3), shall terminate on the date that KKR and its Affiliates, collectively, cease to own any Class A Preferred Units.

(4) For avoidance of doubt, notwithstanding the existence of any Class A Distribution Default, for purposes of the definition of “Class A Conversion Rate,” with respect to any Class A Preferred Unit, no portion of the Class A Preferred Unit Distribution Amount payable on such Class A Preferred Unit with respect to any Quarter shall become, or be deemed, “Class A Unpaid Distributions” on such Class A Preferred Unit unless and until such Class A Preferred Unit Distribution Amount is not paid on the applicable Class A Distribution Payment Date.

(E) When any Class A PIK Units are payable to a Class A Preferred Unitholder pursuant to this Section 5.12(b)(i), the Partnership shall issue the Class A PIK Units to such holder in accordance with Section 5.12(b)(i)(B) or Section 5.12(b)(i)(D), as applicable (the date of issuance of such Class A PIK Units, the “Class A PIK Payment Date”). On the Class A PIK Payment Date, the Partnership shall have the option to (i) issue to such Class A Preferred Unitholder a certificate or certificates for the number of Class A PIK Units to which such Class A Preferred Unitholder shall be entitled, or (ii) cause the Transfer Agent to make a notation in book entry form in the books of the Partnership, and all such

Class A PIK Units shall, when so issued, be (1) newly issued and (2) duly authorized, validly issued, fully paid and non-assessable Limited Partner Interests, except as such non-assessability may be affected by Section 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or this Agreement.

(F) For purposes of maintaining Capital Accounts, if the Partnership issues one or more Class A PIK Units with respect to a Class A Preferred Unit, then (i) the Partnership shall be treated as distributing cash with respect to such Class A Preferred Unit in an amount equal to the Class A Issue Price of the Class A PIK Unit issued in payment of the Class A Preferred Unit Distribution and (ii) the holder of such Class A Preferred Unit shall be treated as having contributed to the Partnership in exchange for such newly issued Class A PIK Unit an amount of cash equal to the Class A Issue Price.

(G) All distributions paid in respect of Class A Preferred Units with respect to any Quarter shall not exceed the amount of Available Cash attributable to the relevant Quarter; otherwise such distributions will be deemed to be paid in Class A PIK Units in accordance with paragraph (D) above or, after the Initial Distribution Period, a Class A Distribution Default shall occur.

(H) Notwithstanding anything in this Section 5.12(b)(i) to the contrary, with respect to any Class A Preferred Unit that is converted into a Common Unit – Class A, (i) with respect to a distribution to be made to Record Holders as of the Record Date preceding such conversion, the Record Holder as of such Record Date of such Class A Preferred Unit shall be entitled to receive such distribution in respect of such Class A Preferred Unit on the corresponding Class A Distribution Payment Date (notwithstanding the prior conversion of such Class A Preferred Unit), but shall not be entitled to receive such distribution in respect of the Common Unit – Class A into which such Class A Preferred Unit was converted on the payment date thereof, and (ii) with respect to a distribution to be made to Record Holders as of any Record Date following such conversion, the Record Holder as of such Record Date of the Common Units – Class A into which such Class A Preferred Unit was converted shall be entitled to receive such distribution in respect of such converted Common Units – Class A on the payment date thereof, but shall not be entitled to receive such distribution in respect of such Class A Preferred Unit on the corresponding Class A Distribution Payment Date. For the avoidance of doubt, if a Class A Preferred Unit is converted into Common Units – Class A pursuant to the terms hereof following a Record Date but prior to the corresponding Class A Distribution Payment Date, then the Record Holder of such Class A Preferred Unit as of such Record Date shall nonetheless remain entitled to receive on the Class A Distribution Payment Date a distribution in respect of such Class A Preferred Unit pursuant to Section 5.12(b)(i)(A) and, until such distribution is received, Section 5.12(b)(i)(B) shall continue to apply (notwithstanding the prior conversion of such Class A Preferred Unit).

(ii) Voting Rights.

(A) Except as provided in Section 5.12(b)(ii)(B), the Outstanding Class A Preferred Units shall have voting rights that are identical to the voting rights of the Common Units – Class A and shall vote on such matters with the Common Units – Class A and the Common Units – Class B as a single class, so that each Outstanding Class A Preferred Unit will be entitled to one vote for each Common Unit – Class A into which such Class A Preferred Unit would be convertible at the then applicable Class A Conversion Rate (regardless of whether the Class A Preferred Units are then convertible) on each matter with respect to which each Record Holder of a Common Unit – Class A is entitled to vote. To the extent relating to matters on which holders of Common Units – Class A are entitled to vote, each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to be a reference to the Record Holders of Common Units – Class A, Common Units – Class B and Class A Preferred Units, voting together as a single class during any period in which any Class A Preferred Units are Outstanding.

(B) Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement, the approval of a Class A Preferred Unit Supermajority shall be required prior to:

(1) Any amendment to this Agreement or the Certificate of Limited Partnership (including by merger or otherwise or any amendment contemplated by and made in accordance with Section 5.12(b)(iii)) that is adverse to any of the rights, preferences and privileges of the Class A Preferred Units. Without limiting the generality of the preceding sentence, any amendment shall be deemed to have such adverse impact if such amendment would:

(a) Reduce the Class A Preferred Unit Distribution Amount, change the form of payment of distributions on the Class A Preferred Units, defer the date from which distributions on the Class A Preferred Units will accrue, cancel any accrued and accumulated but unpaid distributions on the Class A Preferred Units (including any Class A Unpaid Distributions, Class A Partial Period Distributions or Class A PIK Units), or change the seniority rights of the Class A Preferred Unitholders as to the payment of distributions in relation to the holders of any other class or series of Partnership Securities;

(b) Reduce the amount payable or change the form of payment to the Record Holders of the Class A Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Partnership, or change the seniority of the liquidation preferences of the Record Holders of the Class A Preferred Units in relation to the rights upon liquidation of the holders of any other class or series of Partnership Securities; or

(c) Make the Class A Preferred Units redeemable, exchangeable or convertible at the option of the Partnership other than as set forth in this Section 5.12;

(2) Any amendment to this Agreement that otherwise modifies the terms of the Class A Preferred Units;

(3) The Partnership making an election to be treated as a corporation for U.S. federal tax law purposes;

(4) The Partnership entering into any oral or written agreement that restricts its ability to pay distributions on the Class A Preferred Units, other than any amendment to the Credit Agreement or supplement to the Indenture or any subsequent credit agreement or indenture, provided that the restrictions on the Partnership’s ability to pay distributions set forth in any such amendment, supplement or subsequent agreement shall be no more restrictive than those set forth in the Credit Agreement and the Indenture, respectively;

(5) Except as provided below, paying distributions on any Class A Junior Securities to the extent funded with the proceeds of (A) borrowings, refinancings or refundings of indebtedness or sales of debt securities by the Partnership and/or its Subsidiaries (other than working capital borrowings intended to be repaid within twelve (12) months from the date of incurrence), (B) sales of Partnership Securities or (C) sales or dispositions of assets of the Partnership and/or its Subsidiaries (any such distributions described in (A), (B) or (C) above, “Capital Distributions”); provided, that the Partnership may pay an aggregate amount of Capital Distributions on any Class A Junior Securities not to exceed $20 million (taking into account all Capital Distributions paid since the Class A Closing Date); and

(6) Incurring any indebtedness (including the issuance of debt securities) for borrowed money to the extent such incurrence would result in the Partnership’s consolidated indebtedness exceeding 7.0x the Partnership’s trailing four-quarters Adjusted Consolidated EBITDA (as defined in the Credit Agreement), unless, with respect to this clause (6), the aggregate Class A Issue Price of the Class A Preferred Units then Outstanding is less than $200 million.

(iii) No Class A Senior Securities; Class A Parity Securities; Preemptive Rights. The Partnership shall not, without the affirmative vote of a Class A Preferred Unit Supermajority, issue any (A) Class A Senior Securities (or amend the provisions of any class of Partnership Securities to make such class of Partnership Securities a class of Class A Senior Securities) or (B) Class A Parity Securities (or amend the provisions of any class of Partnership Securities to make such class of Partnership Securities a class of Class A Parity Securities) or Class A Preferred Units; provided that, subject to Section 5.12(b)(i)(D)(4), without the approval of a Class A Preferred Unit Supermajority (but without prejudice to their rights under Section 5.12(b)(ii)(A)), the Partnership may issue (1) at any time that the aggregate value of the Outstanding Common Units – Class A, calculated with reference to the Closing Price of the Common Units – Class A on the Trading Day immediately preceding the date of determination is at least $4.5 billion, in the aggregate, up to a number of Class A Parity Securities such that, as of the date of the issuance of such Class A Parity Securities, the aggregate number of Class A Parity Securities, together with the Class A Preferred Units, in each case on an as-converted basis (or, if the Class A Parity Securities are not convertible, assuming that such Class A Parity Securities are convertible into a number of Common Units equal to the quotient of (x) the aggregate purchase price for such Class A Parity Securities, divided by (y) one hundred ten percent (110)% of the Average VWAP for the thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding the date of such issuance (such Common Units, the “Class A Parity Equivalent Units”)), equals no more than nineteen and nine-tenths percent (19.9%) of all Outstanding Common Units (including as Outstanding for such purposes, (a) any Common Units issuable in respect of the Class A Preferred Units at the then-applicable Class A Conversion Rate (regardless of whether the Class A Preferred Units are then convertible), (b) any Common Units issuable in respect of Class A Parity Securities (including any warrants issued in connection with such Class A Parity Securities) at the initial or then-applicable conversion rate, as applicable, and regardless of whether any such Class A Parity Equivalent Units are then convertible, (c) any Common Units issuable in respect of any outstanding warrants or options issued by the Partnership, (d) any Class A Parity Equivalent Units and (e) any Common Units that would otherwise be excluded by operation of the definition of the term “Outstanding”), and (2) such number of Class A Parity Securities as determined by the General Partner, if the aggregate Class A Issue Price of the Class A Preferred Units then Outstanding is less than $200 million; provided, however, that so long as the Class A Purchasers and their Affiliates collectively own fifty percent (50%) or more of the total number of Class A Preferred Units issued on the Class A Closing Date, if the Partnership proposes to issue, offer or sell any Class A Parity Securities, then the Partnership shall first offer the Class A Purchasers the opportunity to purchase up to fifty percent (50%) of such Class A Parity Securities on substantially the same terms as will be offered to the other purchasers thereof; provided, further, that the foregoing preemptive rights shall be effected on a pro rata basis among the Class A Purchasers based on the Outstanding Class A Preferred Units, including any Outstanding Class A PIK Units, then owned by the Class A Purchasers and their respective Affiliates. The Partnership may, without any vote of the holders of Outstanding Class A Preferred Units (but without prejudice to their rights under Section 5.12(b)(ii)(A)), issue the Class A PIK Units contemplated by this Agreement.

(iv) Conversion.

(A) At the Option of the Class A Preferred Unitholders. Beginning with the earliest of (1) the second anniversary of the Class A Closing Date (the “Initial Class A Conversion Date”), (2) immediately following a Class A Change of Control that is consummated prior to the Initial Class A Conversion Date, and (3) immediately prior to the liquidation, dissolution or winding-up of the Partnership under Section 12.4, each Class A Preferred Unitholder shall have the right, exercisable at its sole election, to convert all or any portion (so long as such portion is equal to or in excess of the Class A Minimum Conversion Amount) of the Class A Preferred Units owned by such Class A Preferred Unitholder, at any time and from time to time upon the request of such Class A Preferred Unitholder, but not more than once per Quarter, into a number of Common Units – Class A per Class A Preferred Unit equal to the Class A Conversion Rate then in effect; provided, however, that notwithstanding clauses (1), (2) or (3) above, if any lender, other creditor or counterparty under any Permitted Transaction or Permitted Loan transaction (including any agent or trustee on their behalf) or any affiliate of the foregoing exercises any rights or remedies under such Permitted Loan or Permitted Transaction on foreclosure or other exercise of remedies or rights in respect of any pledged Class A Preferred Units, then such pledged Class A Preferred Units may be immediately converted by such lender or creditor into the applicable number of Common Units – Class A described above in connection with such exercise of its rights and remedies thereunder.

(B) At the Option of the Partnership.

(1) At any time after the third anniversary of the Class A Closing Date, the Partnership may, at its option, convert Class A Preferred Units, in an aggregate amount not to exceed the Class A Maximum Conversion Amount in any consecutive twelve-month (12-month) period, into a number of Common Units – Class A per Class A Preferred Unit equal to the Class A Conversion Rate then in effect (a “Class A Forced Conversion”), provided that in order for the Partnership to exercise such right, the following conditions must be met:

(a) The Closing Price of the Common Units – Class A for twenty (20) Trading Days out of the period of thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding the Class A Forced Conversion Notice Date must be equal to or greater than (i) one hundred thirty-five percent (135%) of the Class A Issue Price, as adjusted pursuant to Section 5.12(b)(iv)(F), if such Class A Forced Conversion Notice Date occurs prior to the fourth anniversary of the Class A Closing Date; (ii) one hundred forty-five percent (145%) of the Class A Issue Price, as adjusted pursuant to Section 5.12(b)(iv)(F), if such Class A Forced Conversion Notice Date occurs on or after the fourth anniversary and prior to the fifth anniversary of the Class A Closing Date; and (c) one hundred fifty-five percent (155%) of the Class A Issue Price, as adjusted pursuant to Section 5.12(b)(iv)(F), if such Class A Forced Conversion Notice Date occurs on or after the fifth anniversary of the Class A Closing Date;

(b) The average daily trading volume of the Common Units – Class A on the National Securities Exchange on which the Common Units – Class A are then listed or admitted to trading must be equal to or exceed 300,000 (as such amount may be adjusted to reflect any Unit split, combination or similar event) for the thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding the Class A Forced Conversion Notice Date; and

(c) The Partnership must have an effective registration statement on file with the Commission covering resales of the underlying Common Units – Class A to be received upon any such conversion;

provided, further, that each such conversion by the Partnership shall be for an aggregate amount of Class A Preferred Units involving an underlying value of Common Units – Class A of at least $100 million based on the Closing Price of Common Units – Class A on the Trading Day immediately preceding the Class A Forced Conversion Notice Date (or a lesser amount if such amount includes all then Outstanding Class A Preferred Units) and shall be allocated among the Class A Preferred Unitholders on a Pro Rata basis or on such other basis as may be agreed upon by all Class A Preferred Unitholders.

(2) In addition, at any time after the third anniversary of the Class A Closing Date, if the aggregate Class A Issue Price of all Outstanding Class A Preferred Units is less than $20 million, the Partnership may, at its option, convert all (but not less than all) Outstanding Class A Preferred Units into a number of Common Units – Class A per Class A Preferred Unit equal to the greater of (a) the Class A Conversion Rate then in effect and (b) the quotient of (i) the Class A Issue Price divided by (ii) ninety-five percent (95%) of the Average VWAP of the Common Units – Class A for the thirty (30) Trading Days ending on the Trading Day immediately preceding the applicable Class A Forced Conversion Notice Date.

(C) No Fractional Units. Fractional Common Units shall not be issued to any Person upon conversion of Class A Preferred Units pursuant to this Section 5.12(b)(iv) or Section 5.12(b)(v). In lieu of issuing any such fractional Common Units, the Partnership shall round the number of Common Units – Class A issued to each Class A Converting Unitholder down to the nearest whole number of Common Units – Class A and pay cash in lieu of any such fractional Unit (with the amount of such cash payment being based on the Closing Price of the Common Units – Class A on the Trading Day immediately preceding the Class A Conversion Notice Date or the Class A Forced Conversion Notice Date, as applicable).

(D) Conversion Notice.

(1) To convert Class A Preferred Units into Common Units – Class A pursuant to Section 5.12(b)(iv)(A), a Class A Converting Unitholder shall give written notice (a “Class A Conversion Notice,” and the date such notice is received, a “Class A Conversion Notice Date”) to the Partnership stating (a) that such Class A Preferred Unitholder elects to so convert Class A Preferred Units pursuant to Section 5.12(b)(iv)(A), (b) the number of Class A Preferred Units to be converted and (c) the Person or account(s) to whom such Common Units – Class A should be issued.

(2) To convert Class A Preferred Units into Common Units – Class A pursuant to Section 5.12(b)(iv)(B), the Partnership shall give written notice (a “Class A Forced Conversion Notice,” and the date such notice is received, a “Class A Forced Conversion Notice Date”) to each Record Holder of Class A

Preferred Units stating (a) that the Partnership elects to force conversion of Class A Preferred Units pursuant to Section 5.12(b)(iv)(B) and (b) the number of Class A Preferred Units to be so converted. The Class A Conversion Units shall be issued in the name of the Record Holder of such Class A Preferred Units.

(E) Timing. If a Class A Conversion Notice is delivered by a Class A Preferred Unitholder to the Partnership or a Class A Forced Conversion Notice is delivered by the Partnership to a Class A Preferred Unitholder, each in accordance with Section 5.12(b)(iv)(D), the Partnership shall issue the applicable Class A Conversion Units no later than three (3) Business Days after the Class A Conversion Notice Date or the Class A Forced Conversion Notice Date, as the case may be, occurs. On each Class A Conversion Date, the Partnership shall instruct, and shall use its commercially reasonable efforts to cause (including delivery of any required instruction letters or opinions), its Transfer Agent to electronically transmit the Class A Conversion Units issuable upon conversion to such Class A Preferred Unitholder (or designated recipient(s)), by crediting the account of the Class A Preferred Unitholder (or designated recipient(s)) through its Deposit/Withdrawal at Custodian service or other customary means of delivery. The parties agree to coordinate with the Transfer Agent to accomplish this objective.

(F) Distributions, Combinations, Subdivisions and Reclassifications by the Partnership. If, after the Class A Closing Date, the Partnership (1) makes a distribution on its Common Units payable in Common Units or other Partnership Securities, (2) subdivides or splits its outstanding Common Units into a greater number of Common Units, (3) combines or reclassifies its Common Units into a lesser number of Common Units, (4) issues by reclassification of its Common Units any Partnership Securities (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), (5) effects a Pro Rata repurchase of Common Units, (6) issues to holders of Common Units, in their capacity as holders of Common Units, rights, options or warrants entitling them to subscribe for or purchase Common Units at less than the market value thereof, (7) distributes to holders of Common Units evidences of indebtedness, Partnership Securities (other than Common Units) or other assets (including securities, but excluding any distribution referred to in clause (1) above, distributions of Available Cash in accordance with Section 6.3(a), any rights or warrants referred to in clause (6) above, any consideration payable in connection with a tender or exchange offer made by the Partnership or any of its Subsidiaries and any distribution of Units of any class or series, or similar Partnership Securities, of or relating to a Subsidiary or other business unit in the case of spin-off transactions referred to in clause (8) below), or (8) consummates a spin-off, where the

Partnership makes a distribution to all holders of Common Units consisting of Units of any class or series, or similar equity interests of, or relating to, a Subsidiary or other business unit, then the Class A Conversion Rate and, solely with respect to such matters as are specified herein, the Class A Issue Price, in each case, in effect at the time of the Record Date for such distribution or the effective date of any such other transaction shall be proportionately adjusted: (a) in respect of clauses (1) through (4) above, so that the conversion of the Class A Preferred Units after such time shall entitle each Class A Preferred Unitholder to receive the aggregate number of Common Units – Class A (or any Partnership Securities into which such Common Units – Class A would have been combined, consolidated, merged or reclassified, as applicable) that such Class A Preferred Unitholder would have been entitled to receive if the Class A Preferred Units had been converted into Common Units – Class A immediately prior to such Record Date or effective date, as the case may be, (b) in respect of clauses (5) through (8) above, in the reasonable discretion of the General Partner to appropriately ensure that the Class A Preferred Units are convertible into an economically equivalent number of Common Units – Class A after taking into account the events described in clauses (5) through (8) above, and (c) in addition to the foregoing, in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.12 relating to the Class A Preferred Units shall not be abridged or amended and that the Class A Preferred Units shall thereafter retain the same powers, economic rights, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Class A Preferred Units had immediately prior to such transaction or event, and, solely with respect to such matters as are specified herein, the Class A Issue Price, and any other terms of the Class A Preferred Units that the General Partner in its reasonable discretion determines require adjustment to achieve the economic equivalence described below, shall be proportionately adjusted to take into account any such subdivision, split, combination, reclassification, distribution or repurchase. An adjustment made pursuant to this Section 5.12(b)(iv)(F) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or repurchase. Such adjustment shall be made successively whenever any event described above shall occur.

(G) No Adjustments for Certain Items.

(1) Notwithstanding any of the other provisions of this Section 5.12(b)(iv), no adjustment shall be made to the Class A Conversion Rate or the Class A Issue Price pursuant to Section 5.12(b)(iv)(F) as a result of any of the following:

(a) any issuance of Partnership Securities in exchange for cash;

(b) any grant of Common Units or options, warrants or rights to purchase or receive Common Units or the issuance of Common Units upon the exercise or vesting of any such options, warrants or rights in respect of services provided to or for the benefit of the Partnership or its Subsidiaries, under compensation plans and agreements approved by the General Partner (including any long-term incentive plan);

(c) any issuance of Common Units as all or part of the consideration to effect (a) the closing of any acquisition by the Partnership of assets or equity interests of a third party in an arm’s-length transaction, or (b) the consummation of a merger, consolidation or other business combination of the Partnership with another entity in which the Partnership survives and the Common Units – Class A remain Outstanding to the extent any such transaction set forth in clause (a) or (b) above or this clause (c) above is validly approved by the General Partner; or

(d) the issuance of Common Units – Class A upon conversion of Class A Preferred Units or any Class A Parity Securities.

(2) Notwithstanding anything in this Agreement to the contrary, whenever the issuance of Partnership Securities or another event would require an adjustment to the Class A Conversion Rate under one or more provisions of this Agreement, only one adjustment shall be made to the Class A Conversion Rate in respect of such issuance or event.

(3) Notwithstanding anything to the contrary in Section 5.12(b)(iv)(F), unless otherwise determined by the General Partner, no adjustment to the Class A Conversion Rate or the Class A Issue Price shall be made with respect to any distribution or other transaction described in Section 5.12(b)(iv)(F) if the Class A Preferred Unitholders are entitled to participate in such distribution or transaction as if they held a number of Common Units – Class A issuable upon conversion of the Class A Preferred Units immediately prior to such event at the then applicable Class A Conversion Rate, without having to convert their Class A Preferred Units.

(v) Class A Change of Control.

(A) Subject to Section 5.12(b)(iv)(B), if a Class A Cash COC Event occurs, then the Outstanding Class A Preferred Units shall be automatically converted, without requirement of any action of the Class A Preferred Unitholders, into Common Units – Class A immediately prior to the closing of the applicable Class A Cash CoC Event at the Class A COC Conversion Rate then in effect.

(B) Subject to Section 5.12(b)(iv)(B), at least ten (10) Business Days prior to consummating a Class A Change of Control (other than a Class A Cash COC Event) (or such shorter period as is feasible in connection with a Class A Change of Control not resulting from the actions of the Partnership, the General Partner or any Permitted Holder), the Partnership shall provide written notice of the execution of definitive agreements or similar event that provides for such Class A Change of Control to the Class A Preferred Unitholders. Subject to Section 5.12(b)(iv)(B), if a Class A Change of Control (other than a Class A Cash COC Event) occurs, then each Class A Preferred Unitholder, with respect to all but not less than all of its Class A Preferred Units, by notice given to the Partnership within ten (10) Business Days after the date the Partnership provides written notice of the execution of definitive agreements that provide for such Class A Change of Control, shall be entitled to elect one of the following (with the understanding that any Class A Preferred Unitholder who fails to timely provide notice of its election to the Partnership shall be deemed to have elected the option set forth in clause (1) below):

(1) Convert all, but not less than all, of such Class A Preferred Unitholder’s Outstanding Class A Preferred Units, concurrently with the closing of such Class A Change of Control, into a number of Common Units – Class A per Class Preferred Unit equal to the Class A Conversion Rate then in effect;

(2) Except as described below, if the Partnership will not be the surviving entity of such Class A Change of Control or the Partnership will be the surviving entity but its Common Units – Class A will cease to be listed or admitted to trading on a National Securities Exchange, require the Partnership to use its commercially reasonable efforts to deliver or to cause to be delivered to each Class A Preferred Unitholder making such election, in exchange for such Class A Preferred Unitholder’s Class A Preferred Units upon such Class A Change of Control, a security in the surviving entity or the parent of the surviving entity that has substantially similar rights, preferences and privileges as the Class A Preferred Units, including, for the avoidance of doubt, the right to distributions equal in amount and timing to those provided in this Section 5.12 and a conversion rate proportionately adjusted such that the conversion of such security in the surviving entity or parent of the surviving entity immediately following the Class A Change of Control would entitle the Record Holder to the number of common securities of such entity (together with a number of common securities of equivalent value to any other assets received by holders of Common Units – Class A in such Class A Change of Control) which, if a Class A Preferred Unit had been converted into Common Units – Class A immediately prior to such Class A Change of Control, such Record Holder would have been entitled to receive immediately following such Class A Change of Control (such security in the surviving entity, a “Class A Substantially Equivalent Unit”); provided, however, that, if the Partnership is unable to deliver or cause to be delivered Class A Substantially Equivalent Units to any Class A Preferred Unitholder in connection with such Class A Change of Control, each Class A Preferred Unitholder shall be entitled to (a) require conversion or exchange of such Class A Preferred Units in the manner contemplated by clause (1) or clause (4), respectively, of this Section 5.12(b)(v)(B) (such conversion or exchange to be at such holder’s election with (in the event of any holder election of exchange pursuant to clause (4)) the General Partner making the determination whether the exchange shall be into cash or Common Units – Class A) or (b) convert the Class A Preferred Units held by such Class A Preferred Unitholder immediately prior to such Class A Change of Control into a number of Common Units – Class A based on a conversion rate equal to the quotient of: (i) (A) one hundred sixty percent (160%) of the Class A Issue Price, less (B) the Class A Preferred Unitholder’s Pro Rata portion of the sum of (x) all cash distributions paid on all Class A Preferred Units on or prior to the date of the Class A Change of Control and (y) an amount equal to the aggregate of the Class A Preferred Unit Distributions paid in Class A PIK Units (based on the value of such Class A PIK Units on the applicable Class A PIK Payment Date) on or before the date of the Class A Change of Control, divided by (ii) an amount equal to ninety-five percent (95%) of the Average VWAP for the thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding the closing date of the Class A Change of Control; provided, however, that such conversion rate shall in no event exceed a value per Class A Preferred Unit equal to (aa) one hundred twenty percent (120%) of the Class A Issue Price, in the case of a Class A Change of Control occurring prior to the first anniversary of the Class A Closing Date,

(bb) one hundred thirty percent (130%) of the Class A Issue Price, in the case of a Class A Change of Control occurring on or after the first anniversary but prior to the second anniversary of the Class A Closing Date, and (cc) one hundred forty percent (140%) of the Class A Issue Price, in the case of a Class A Change of Control occurring on or after the second anniversary but prior to the third anniversary of the Class A Closing Date.

(3) If the Partnership is the surviving entity of such Class A Change of Control, continue to hold Class A Preferred Units; or

(4) Require the Partnership to exchange the Class A Preferred Units held by such Class A Preferred Unitholder at a price per Class A Preferred Unit equal to the sum of (a) the product of (i) one hundred one percent (101%) and (ii) the sum of the Class A Issue Price, plus (b) all Class A Unpaid Distributions on the applicable Class A Preferred Unit, plus (c) Class A Partial Period Distributions on the applicable Class A Preferred Unit to the exchange date. Any exchange pursuant to this clause 4 shall be paid in cash, or, in lieu thereof, Common Units – Class A or a combination of cash and Common Units – Class A, as determined by the General Partner. If all or any portion of such exchange obligation is to be satisfied by issuance of Common Units – Class A, the Common Units – Class A to be issued shall be valued at ninety-five percent (95%) of the Average VWAP for the thirty (30) consecutive Trading Days ending on the fifth Trading Day immediately preceding the closing date of the Class A Change of Control. No later than three (3) Trading Days prior to the consummation of such Class A Change of Control, the Partnership shall deliver a written notice to the Record Holders of the Class A Preferred Units stating the date on which the Class A Preferred Units will be exchanged and the Partnership’s computation of the amount of cash or Common Units – Class A to be received by the Record Holder upon exchange of such Class A Preferred Units. If the Partnership shall be the surviving entity of such Class A Change of Control, then no later than ten (10) Business Days following the consummation of such Class A Change of Control, the Partnership shall remit the applicable cash or Common Unit consideration to the Record Holders of then Outstanding Class A Preferred Units. If the Partnership shall not be the surviving entity of such Class A Change of Control, then the Partnership shall remit the applicable cash or Common Unit consideration immediately prior to the consummation of the Class A Change of Control. The Record Holders making an election under this clause 4 shall deliver to the Partnership any certificates representing the Class A Preferred Units as soon as practicable following the exchange.

Record Holders of the Class A Preferred Units shall retain all of the rights and privileges thereof unless and until the consideration due to them as a result of such exchange shall be paid in full in cash or Common Units – Class A, as applicable. After any such exchange, any such exchanged Class A Preferred Unit shall no longer constitute an issued and Outstanding Limited Partner Interest.

(C) In connection with any Class A Change of Control, as a result of which the Partnership is not the surviving entity and the surviving entity is not a public company that is subject to the reporting obligations of the Exchange Act, if a Class A Preferred Unitholder elects to require the Partnership to exchange its Outstanding Class A Preferred Units and the General Partner elects to exchange all or any such part of such holder’s Class A Preferred Units for cash pursuant to Section 5.12(b)(v)(B)(4) above, then such Class A Preferred Unitholder shall have the option to acquire, at a per-unit price and on such other reasonable and customary terms as may be agreed by all such electing Class A Preferred Unitholders and the surviving entity, common equity in the surviving entity with an aggregate cash value (based on such mutually agreed per-unit price) up to the amount of the aggregate proceeds to be received by such Class A Preferred Unitholder pursuant to such exchange.

(vi) Class A Distribution Amount Reset and Redemption.

(A) For a period of thirty (30) days following (1) the fifth anniversary of the Class A Closing Date and (2) each subsequent anniversary of the Class A Closing Date (each such thirty-day (30-day) period, a “Class A Reset Election Period”), the Class A Preferred Unitholders, upon approval of a Class A Preferred Unit Reset Majority, may make a one-time election to reset the Class A Preferred Unit Distribution Amount to a cash amount per Class A Preferred Unit equal to the amount that would be payable per Quarter if a Class A Preferred Unit accrued interest on the face amount thereof at an annualized rate equal to the greater of (a) ten and three-fourths percent (10.75%), if the Common Units – Class A are trading at a price that is less than one hundred ten percent (110%) of the Class A Issue Price, as adjusted in accordance with Section 5.12(b)(iv)(F), or (b) Three-Month LIBOR plus 750 basis points.

(B) If the Class A Preferred Unitholders elect to reset the Class A Preferred Unit Distribution Amount pursuant to Section 5.12(b)(vi)(A), then the Partnership may, at its option, within thirty (30) days after the end of the applicable Class A Reset Election Period, by delivering written notice to the Class A Preferred Unitholders, redeem for cash all or any portion of the Outstanding Class A Preferred Units, but not less than the Class A Minimum Redemption Amount, at a price per Class A Preferred Unit equal to the sum of (1) (a) one hundred ten percent (110%) of the

Class A Liquidation Value, with respect to a redemption occurring prior to the seventh anniversary of the Class A Closing Date, and (b) one hundred five percent (105%) of the Class A Liquidation Value thereafter; provided that any such redemption by the Partnership shall be allocated among the Class A Preferred Unitholders on a Pro Rata basis or on such other basis as may be agreed upon by the Class A Preferred Unitholders. Such written notice shall state the date on which the Class A Preferred Units will be redeemed (such date not to be more than thirty (30) days following delivery of such notice) and the Partnership’s computation of the amount of cash to be received by the Class A Preferred Unitholder upon redemption of such Class A Preferred Units. Holders of the Class A Preferred Units shall retain all of the rights and privileges thereof unless and until the consideration due to them as a result of such redemption shall be paid in full in cash.

(vii) Fully Paid and Non-Assessable. Any Class A Conversion Unit(s) delivered pursuant to this Section 5.12 shall be (1) newly issued and (2) duly authorized, validly issued, fully paid and non-assessable Limited Partner Interests, except as such non-assessability may be affected by Section 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or this Agreement, and if the Common Units – Class A are then listed or quoted on the New York Stock Exchange or any other National Securities Exchange or other market, the Partnership shall list or cause to have quoted and keep listed and quoted the Common Units – Class A issuable upon conversion of the Class A Preferred Units to the extent permitted or required by the rules of such exchange or market.

(viii) Certificates.

(A) If requested by a Class A Preferred Unitholder, the Class A Preferred Units shall be evidenced by certificates in such form as the Board of Directors may approve. The certificates evidencing Class A Preferred Units shall be separately identified and shall not bear the same CUSIP number, if any, as the certificates evidencing Common Units.

(B) The certificate(s) representing the Class A Preferred Units may be imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE

CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN (i) THE FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP, DATED AS OF DECEMBER 28, 2010, AS AMENDED OR RESTATED FROM TIME TO TIME, AND (ii) THE CLASS A CONVERTIBLE PREFERRED UNIT PURCHASE AGREEMENT, DATED AS OF AUGUST 2, 2017, BY AND AMONG THE PARTNERSHIP AND THE PURCHASERS PARTY THERETO, IN EACH CASE, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(ix) Notices. The Partnership shall distribute to the Record Holders of Class A Preferred Units copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the Record Holders of Common Units – Class A, at such times and by such method as such documents are distributed to such Record Holders of such Common Units – Class A.

(x) Tax Estimates.

(A) On or before March 15 of each calendar year, the Partnership shall provide each Class A Preferred Unitholder a good faith estimate (and reasonable supporting calculations) of whether there was sufficient Unrealized Gain attributable to the Partnership property as of December 31 of the previous year such that, if any of such Class A Preferred Unitholder’s Class A Preferred Units were converted into Common Units – Class A and such Unrealized Gain was allocated to such Class A Preferred Unitholder pursuant to Section 6.1(d)(xii), such Class A Preferred Unitholder’s Capital Account in respect of its Common Units – Class A would be equal to the Per Unit Capital Amount for a Common Unit – Class A without any need for corrective allocations under Section 6.2(i). In addition, on or before March 1 of each calendar year, the Partnership shall provide to each Class A Preferred Unitholder holding Class A Preferred Units in the previous taxable year a good faith estimate of the amount of gross taxable income that will be allocated to the Class A Preferred Unitholder for the previous taxable year attributable to its ownership of Class A Preferred Units.

(B) On and after the first date on which the Class A Preferred Units are convertible pursuant to Section 5.12(b)(iv)(A), following receipt of a written request from any Class A Purchaser that, together with its Affiliates, acquired Class A Preferred Units on the Class A Closing Date with an aggregate Class A Issue Price of at least $100 million, so long as such Class A Purchaser or any of its respective Affiliates continues to own Class A Preferred Units, the Partnership shall provide such Class A Purchaser with a good faith estimate (and reasonable supporting calculations) of whether there is sufficient Unrealized Gain attributable to the Partnership property on the date of such request such that, if any of the Class A Purchaser’s Class A Preferred Units were converted into Common Units – Class A and such Unrealized Gain was allocated to such Class A Purchaser pursuant to Section 6.1(d)(xii), such Class A Purchaser’s Capital Account in respect of its Common Units – Class A would be equal to the Per Unit Capital Amount for a Common Unit – Class A without any need for corrective allocations under Section 6.2(i). Each such Class A Purchaser, together with its Affiliates, shall be entitled to make such a request not more than once per calendar year.

13. Sections 6.1(a)—(c) are hereby amended and restated in their entirety as follows:

6.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) for each taxable period shall be allocated among the Partners as provided herein.

(a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated to the holders of Common Units in accordance with their Percentage Interests.

(b) Net Loss. Net Loss for each taxable period (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period) shall be allocated as follows:

(i) First, to the holders of Common Units, in accordance with their Percentage Interests; provided, that Net Loss shall not be allocated pursuant to this Section 6.1(b)(i) to the extent such allocation would cause any holders of Common Units to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account);

(ii) Second, to the holders of Common Units, to the extent of and in proportion to the positive balances in their Adjusted Capital Accounts attributable to their Common Units; and

(iii) Third, to the Class A Preferred Unitholders, to the extent of and in proportion to the positive balances in their Adjusted Capital Accounts attributable to their Class A Preferred Units.

(c) [Intentionally Deleted].

14. Section 6.1(d)(ii) is hereby amended and restated in its entirety as follows:

(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Sections 6.1(d)(vi) and 6.1(d)(vii), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

15. Section 6.1(d)(x) is hereby renumbered as Section 6.1(d)(xi) and Article VI is hereby amended to add a new Section 6.1(d)(x) as follows:

(x) Allocations with Respect to Class A Preferred Units. Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations):

(A) Items of Partnership gross income shall be allocated to the Class A Preferred Unitholders, Pro Rata, until the aggregate amount of gross income allocated to each Class A Preferred Unitholder pursuant hereto for the current taxable period and all previous taxable periods is equal to the cumulative amount of all cash distributions made with respect to such Class A Preferred Unit pursuant to Section 5.12(b)(i) from the date such Class A Preferred Unit was issued to a date 60 days after the end of the current taxable year (and for the avoidance of doubt, without taking into account the cash distributions treated as made to the Class A Preferred Unitholders pursuant to Section 5.12(b)(i)(F)).

(B) Items of Partnership gross income shall be allocated to the Class A Preferred Unitholders, Pro Rata, until the aggregate amount of gross income allocated to each Class A Preferred Unitholder pursuant hereto for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Net Losses allocated to such Class A Preferred Unitholder pursuant to Section 6.1(b)(iii) for all previous taxable years.

(C) If (1) prior to the conversion of the last Outstanding Class A Preferred Unit (a) the Liquidation Date occurs or (b) Sale Gain or Sale Loss is recognized, and (2) after having made all other allocations provided for in this Section 6.1 for the taxable period in which the Liquidation Date occurs or Sale Gain or Sale Loss is recognized, the Per Unit Capital Amount of each Class A Preferred Unit does not equal or exceed the Class A Liquidation Value, then items of gross income, gain, loss and deduction for such taxable period shall be allocated among the Partners in a manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Per Unit Capital Amount in respect of each Class A Preferred Unit to equal the Class A Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). For the avoidance of doubt, the reallocation of items set forth in the immediately preceding sentence provides that, to the extent necessary to achieve the Per Unit Capital Amount balances described above, items of gross income and gain that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs or Sale Gain or Sale Loss is recognized, reallocated from the Unitholders holding Units other than Class A Preferred Units to Unitholders holding Class A Preferred Units. If (i) the Liquidation Date occurs or Sale Gain or Sale Loss is recognized on or before the date (not including any extension of time) prescribed by law for the filing of the Partnership’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs or Sale Gain or Sale Loss is recognized and (ii) the reallocation of items for the taxable period in which the Liquidation Date occurs or Sale Gain or Sale Loss is recognized as set forth above in this Section 6.1(d)(x)(C) fails to achieve the Per Unit Capital Amounts described above, then items of gross income, gain, loss and deduction for such prior taxable period shall be reallocated among all Partners in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(d)(x)(C), cause the Per Unit Capital Amount in respect of each Class A Preferred Unit to equal the Class A Liquidation Value.

16. Section 6.1(d) is hereby amended to add a new Section 6.1(d)(xii) as follows:

(xii) Exercise of Noncompensatory Options. In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s) and as provided in Section 5.5(d)(i), immediately after the conversion of a Limited Partner Interest into Common Units (each such Common Unit a “Conversion Unit”) upon the exercise of a Noncompensatory Option, the Carrying Value of each Partnership property shall be adjusted to reflect its fair market value immediately after such conversion and any resulting Unrealized Gain (if the Capital Account of each such Conversion Unit is less than the Per Unit Capital Amount for a then Outstanding Common Unit – Class A) or Unrealized Loss (if the Capital Account of each such Conversion Unit is greater than the Per Unit Capital Amount for a then Outstanding Common Unit – Class A) will be allocated to each Partner holding Conversion Units in proportion to and to the extent of the amount necessary to cause the Capital Account of each such Conversion Unit to equal the Per Unit Capital Amount for a then Outstanding Common Unit – Class A. Any remaining Unrealized Gain or Unrealized Loss will be allocated to the Partners pursuant to Section 6.1(a) and Section 6.1(b).

17. Section 6.2 is hereby amended to add a new Section 6.2(i) as follows:

(i) If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x). In the event such corrective allocations are necessary, the Class A Preferred Unitholders agree to remain a partner of the Partnership until such allocations are completed, and the General Partner agrees to make such allocations as soon as practicable, even if such allocations are not consistent with Section 706 of the Code and any Treasury Regulations thereunder.

18. Section 6.3(a) is hereby amended and restated in its entirety as follows:

(a) Subject to Section 5.12, within forty-five (45) days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed (i) first, in accordance with Article V to the holders of Class A Preferred Units as provided therein, and (ii) second, in accordance with this Article VI to the holders of Common Units based upon their Percentage Interests as of the Record Date selected by the General Partner. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make any distributions to any Partner on account of its interest in the Partnership if such distribution would violate the Delaware Act.

19. Section 6.3(e) is hereby amended and restated in its entirety as follows:

(e) Subject to Section 5.12, all distributions of cash and other property shall be made to the holders of Common Units, Pro Rata.

20. Section 7.1(a) is hereby amended by adding “5.12 and” immediately after “Section” and immediately before “7.3”.

21. Section 9.3 is hereby amended and restated in its entirety as follows:

9.3 Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231(a)(7) of the Code as in effect prior to the enactment of the Bipartisan Budget Act of 2015) and the “partnership representative” (as defined in Section 6223 of the Code following the enactment of the Bipartisan Budget Act of 2015) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. In its capacity as

“partnership representative,” the General Partner shall exercise, in its sole discretion, any and all authority of the “partnership representative” under the Code, including, without limitation, (a) binding the Partnership and its Partners with respect to tax matters and (b) determining whether to make any available election under Section 6226 of the Code. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings. Each Partner agrees that notice of or updates regarding tax controversies shall be deemed conclusively to have been given or made by the General Partner if the Partnership has either (i) filed the information for which notice is required with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such information is publicly available on such system or (ii) made the information for which notice is required available on any publicly available website maintained by the Partnership, whether or not such Partner remains a Partner in the Partnership at the time such information is made publicly available. The General Partner may amend the provisions of this Agreement as determined appropriate in order to minimize the potential U.S. federal and state or local income tax consequences to current and former Limited Partners, and for the proper administration of the Partnership, upon any amendment to the provisions of Subchapter C of Chapter 63 of Subtitle A of the Code, as enacted by the Bipartisan Budget Act of 2015, or the promulgation of regulations or publication of other administrative guidance thereunder.

22. Sections 11.3 is each hereby amended by adding “(other than pursuant to Section 5.12(b)(i)(D)(3))” after “elect Directors to the Board of Directors” and before “pursuant to”.

23. Section 12.4(c) is hereby amended and restated in its entirety as follows:

(c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (including the allocation provided for under Section 6.1(d)(x)(C), which allocates items of gross income, gain, loss and deduction among the Partners to the maximum extent possible to provide a preference in liquidation to the Capital Account of the Class A Preferred Units over the Capital Accounts of Class A Junior Securities, but excluding adjustments made by reason of distributions pursuant to this Section 12.4(c)) for the taxable period of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence); provided that any cash or cash equivalents available for distribution under this Section 12.4(c) shall be distributed with respect to the Class A Preferred Units (up to the positive balances in the associated Capital Accounts) prior to any distribution of cash or cash equivalents with respect to any Class A Junior Securities.

24. Sections 13.4(b)(xi) is each hereby amended and restated as follows:

(xi) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 13.4(b) shall at all times be subject to the provisions of the Unitholder Rights Agreement, Section 5.12(b)(i)(D)(3) and Section 11.3.

25. Section 15.1 is hereby amended to add a new Section 15.1(d) as follows:

(d) This Article XV shall not apply to any holder of Class A Preferred Units.

26. Article XVI is hereby amended to add a new Section 16.11 as follows:

16.11 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, each Partner hereto, covenants, agrees and acknowledges that with respect to the obligations of each of KKR and GSO hereunder, no Person other than KKR or GSO, as applicable, shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse therefor or under any documents, agreements, or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of KKR or GSO, as applicable, (or any of its successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of KKR or GSO, as applicable, (or any of its successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Partners (each, but excluding for the avoidance of doubt, the Partners, a “KKR Affiliate” or “GSO Affiliate”, as applicable), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against the KKR Affiliates or GSO Affiliates, as applicable, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any KKR Affiliate or GSO Affiliate, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

27. The Partnership Agreement is hereby amended to delete all references to Waiver Units.

B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

D. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

E. Miscellaneous. Notwithstanding anything herein to the contrary, all measurements and references related to Unit prices, Unit numbers and distribution amounts (other than those expressed in percentages) herein, shall be, in each instance, appropriately adjusted for unit splits, combinations, distributions and the like.

F. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

GENESIS ENERGY, LLC

By:
Name:	Grant E. Sims
Title:	Chairman of the Board

FIRST AMENDMENT TO

FIFTH AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP OF GENESIS ENERGY, L.P.

FORM OF NOTICE OF CONVERSION

CLASS A CONVERTIBLE PREFERRED UNIT CONVERSION NOTICE

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER

TO CONVERT CLASS A PREFERRED UNITS)

[Date]

The undersigned hereby elects to convert the number of Class A Convertible Preferred Units (“Class A Preferred Units”) of Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), indicated below into Common Units – Class A (“Common Units”) of the Partnership, according to the conditions hereof, as of the date written below. If Common Units are to be issued in the name of a person other than the holder of such Class A Preferred Units, such holder will pay all transfer taxes payable with respect thereto and will deliver such certificates and opinions as may be required by the Partnership or its transfer agent. No fee will be charged to the holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:
Number of Class A Preferred Units to be Converted:
Total Amount of Accrued, Accumulated and Unpaid Class A Preferred Unit Distributions:
Applicable Class A Conversion Ratio:
Number of Common Units to be Issued:
Name in which Certificate for Common Units to be Issued:
Address for Delivery:

[REGISTERED HOLDER]

By:
Authorized Officer:
Title:

Exhibit E

Form of Registration Rights Agreement

(see attached)

GENESIS ENERGY, L.P.

and

THE PURCHASERS NAMED ON SCHEDULE A

HERETO

REGISTRATION RIGHTS AGREEMENT

Dated [•], 2017

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Section 3.15	Interpretation	27

SCHEDULE A Purchaser Name; Notice and Contact Information		32
SCHEDULE B Purchasers Deemed To Have Delivered The Piggyback Opt-Out Notice		33

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 2017 (this “Agreement”), is entered into by and among GENESIS ENERGY, L.P., a Delaware limited partnership (the “Partnership”), and each of the Persons set forth on SCHEDULE A hereto (the “Purchasers”).

RECITALS:

WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Purchased Units (the date of such closing, the “Closing Date”) pursuant to the Class A Convertible Preferred Unit Purchase Agreement, dated as of August [•], 2017, by and among the Partnership and the Purchasers (the “Purchase Agreement”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” (including, with correlative meanings, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the General Partner or the Partnership, on the one hand, and any Purchaser, on the other, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Purchaser or its Affiliates, shall be considered an Affiliate of such Purchaser.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or the State of Texas are authorized or required by law or other governmental action to close.

“Class A Common Units” means the Common Units – Class A representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement.

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“Class A Convertible Preferred Unit Registrable Securities” means the Purchased Units, all of which are subject to the rights of Class A Convertible Preferred Unit Registrable Securities provided herein until such time as such securities either (i) convert into Class A Common Units pursuant to the terms of the Partnership Agreement or (ii) cease to be Registrable Securities pursuant to Section 1.02.

“Class A Convertible Preferred Units” means the Class A Convertible Preferred Units representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement.

“Class A Issue Price” has the meaning set forth in the Partnership Agreement.

“Closing Date” has the meaning set forth in the Recitals of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Registrable Securities” means the Class A Common Units issued or issuable upon conversion of the Purchased Units, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Common Unit Effectiveness Period” has the meaning specified in Section 2.01(a).

“Common Unit Target Effective Date” has the meaning specified in Section 2.01(a).

“Davison Holders” means the holders of Registrable Securities (as such term is defined in the Davison Registration Rights Agreement).

“Davison Registration Rights Agreement” means that certain Registration Rights Agreement dated July 25, 2007, as amended from time to time, among the Partnership, Davison Petroleum Products, L.L.C., a Louisiana limited liability company, Davison Transport, Inc., a Louisiana corporation, Transport Company, an Arkansas corporation, Terminal Service, Inc., a Louisiana corporation, and Sunshine Oil and Storage, Inc., a Louisiana corporation.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” means the Common Unit Effectiveness Period and the Preferred Unit Effectiveness Period, as applicable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“FINRA” has the meaning specified in Section 2.07(a).

“General Partner” means Genesis Energy, LLC, a Delaware limited liability company and the general partner of the Partnership.

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“GSO” means GSO Rodeo Holdings LP, including its permitted transferees or assignees, subject to Section 2.10.

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified in Section 2.04(r).

“IDR Holders” means the holders of Registrable Securities (as such term is defined in the IDR Registration Rights Agreement).

“IDR Registration Rights Agreement” means that certain Registration Rights Agreement, dated December 28, 2010, among the Partnership and the unitholders party thereto.

“Included Registrable Securities” has the meaning specified in Section 2.02(a).

“Initiating Holder” has the meaning specified in Section 2.03(b).

“KKR” means Rodeo Finance Aggregator LLC, including its permitted transferees and assignees, subject to Section 2.10.

“Liquidated Damages” has the meaning specified in Section 2.01(c).

“Liquidated Damages Multiplier” means the product of (a) the VWAP Price for the 30 consecutive trading days ending on the trading day immediately preceding the applicable Target Effective Date and (b) the number of Registrable Securities then held by the applicable Holder and that are to be included on the applicable Registration Statement.

“Lockup” has the meaning specified in Section 2.06.

“Losses” has the meaning specified in Section 2.08(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“No Recourse Affiliate” has the meaning specified in Section 3.13.

“Other Holders” means Davison Holders and IDR Holders, as applicable.

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 3, 2011, as amended by the First Amendment thereto, dated as of the date hereof.

“Permitted Loan” has the meaning set forth in the Purchase Agreement.

“Permitted Transaction” has the meaning set forth in the Purchase Agreement.

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“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Piggyback Notice” has the meaning specified in Section 2.02(a).

“Piggyback Opt-Out Notice” has the meaning specified in Section 2.02(a).

“Piggyback Registration” has the meaning specified in Section 2.02(a).

“PIK Units” has the meaning set forth in the Purchase Agreement.

“Preferred Unit Registration Statement Notice” has the meaning specified in Section 2.01(b).

“Preferred Unit Effectiveness Period” has the meaning specified in Section 2.01(b).

“Preferred Unit Target Effective Date” has the meaning specified in Section 2.01(b).

“Purchase Agreement” has the meaning set forth in the Recitals of this Agreement.

“Purchased Units” means the Class A Convertible Preferred Units to be issued and sold to the Purchasers pursuant to the Purchase Agreement, together with any PIK Units distributed to the holders thereof.

“Purchased Unit Price” means the Class A Issue Price, as adjusted pursuant to the Partnership Agreement.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

“Registrable Securities” means the Common Unit Registrable Securities and the Class A Convertible Preferred Unit Registrable Securities.

“Registrable Securities Required Voting Percentage” means 75 % of the outstanding Registrable Securities voting together as a single class, including the Class A Convertible Preferred Unit Registrable Securities on an as-converted basis to Common Unit Registrable Securities.

“Registration Expenses” has the meaning specified in Section 2.07(a).

“Registration Statement” has the meaning specified in Section 2.01(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

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“Selling Expenses” has the meaning specified in Section 2.07(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).

“Target Effective Date” means the Common Unit Target Effective Date and the Preferred Unit Target Effective Date, as applicable.

“Underwriter” means, with respect to any Underwritten Offering, the underwriters of such Underwritten Offering.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Class A Common Units or Class A Convertible Preferred Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks. For the avoidance of doubt, the term Underwritten Offering does not include at-the-market offerings.

“VWAP Price” means “VWAP” as such term is defined in the Partnership Agreement.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act under circumstances in which all the applicable conditions of Rule 144 (as then in effect) are met, (c) when such Registrable Security is held by the Partnership or one of its direct or indirect subsidiaries and (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10. In addition, a Holder will cease to have rights to require registration of any Registrable Securities held by that Holder under this Agreement on the later of (i) the fifth anniversary of the date on which all Class A Convertible Preferred Units have been converted into Class A Common Units pursuant to Section 5.12(b) of the Partnership Agreement and (ii) if the Holder is an “affiliate” (as such term is defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect)), the earlier of (x) the date which such Holder is no longer an “affiliate” (as such term is defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect)) and (y) the tenth anniversary of the date hereof. For the avoidance of doubt, (i) the provisions of this Section 1.02 do not modify the transfer restrictions applicable to the Holders under the Partnership Agreement, and (ii) only a Holder that is (A) a Purchaser or (B) an Affiliate of a Purchaser at the time any Registrable Securities are transferred to such Holder in compliance with the Partnership Agreement shall have any demand registration rights under this Agreement.

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ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) Class A Common Unit Shelf Registration. The Partnership shall use its commercially reasonable efforts to (i) prepare and file an initial registration statement under the Securities Act (a “Registration Statement”) to permit the resale of the Common Unit Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act, which Registration Statement shall be a separate standalone registration statement with respect to resales of the Common Unit Registrable Securities and shall not include the registration of any class or series of limited partner interests or debt of the Partnership that are to be issued and sold by the Partnership (other than other securities of the Partnership pursuant to piggyback rights that would be second in priority to the Common Unit Registrable Securities and not affect the number of Common Unit Registrable Securities included thereon) and (ii) cause such initial Registration Statement to become effective no later than the second anniversary of the Closing Date (the “Common Unit Target Effective Date”). The Partnership will use its commercially reasonable efforts to cause such initial Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act, with respect to any Holder, until the earliest to occur of (a) the date on which there are no longer any Class A Registrable Securities outstanding and (b) the fifth anniversary of the date on which all Class A Convertible Preferred Units have been converted into Class A Common Units pursuant to the Partnership Agreement (the “Common Unit Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership; provided that, if the Partnership is then eligible, it shall file such Registration Statement on Form S-3. A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three Business Days after such date, the Partnership shall provide the Holders with written notice of the effectiveness of such Registration Statement. The Partnership shall not be obligated to have more than one effective Registration Statement at any given time pursuant to this Section 2.01(a).

(b) Preferred Unit Shelf Registration. Provided the Purchasers and their Affiliates own, as of the date of such request, more than 50% of the Purchased Units issued on the date of this Agreement, then upon receipt by the Partnership of a written request (a “Preferred Unit Registration Statement Notice”) of any Holder(s) owning not less than 50% of the then-outstanding Purchased Units at any time commencing after 180 days after the Closing Date, the Partnership will use its commercially reasonable efforts to (i) prepare and file a Registration Statement to permit the resale of the Class A Convertible Preferred Unit Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act, which Registration Statement shall be a

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separate standalone registration statement with respect to resales of the Class A Convertible Preferred Unit Registrable Securities and shall not include the registration of any class or series of limited partner interests or debt of the Partnership that are to be issued and sold by the Partnership (other than other securities of the Partnership pursuant to piggyback rights that would be second in priority to the Class A Convertible Preferred Unit Registrable Securities and not affect the number of Class A Convertible Preferred Unit Registrable Securities included thereon) and (ii) cause such Preferred Unit Registration Statement to become effective no later than the later of (x) the one year anniversary of the Closing Date and (y) 180 days following the Partnership’s receipt of such Preferred Unit Registration Statement Notice (the “Preferred Unit Target Effective Date”). The Partnership will use its commercially reasonable efforts to cause such initial Preferred Unit Registration Statement filed pursuant to this Section 2.01(b) to be continuously effective under the Securities Act, with respect to any Holder, until the earliest to occur of the following: (A) the date on which there are no longer any Class A Convertible Preferred Unit Registrable Securities outstanding and (B) the Purchasers no longer own any Class A Convertible Preferred Unit Registrable Securities (in each case of clause (A) or (B), the “Preferred Unit Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01(b) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership; provided that, if the Partnership is then eligible, it shall file such Registration Statement on Form S-3. A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of such Registration Statement. The Partnership shall not be obligated to have more than one effective Registration Statement at any given time pursuant to this Section 2.01(b).

(c) Failure to Become Effective. If a Registration Statement required by Section 2.01 does not become or is not declared effective by the applicable Target Effective Date, then each Holder shall be entitled to a payment (with respect to each of the Holder’s applicable Registrable Securities), as liquidated damages and not as a penalty, of (i) for each non-overlapping 30-day period for the first 60 days following the Target Effective Date, an amount equal to 0.25% of the Liquidated Damages Multiplier, which shall accrue daily, and (ii) for each non-overlapping 30-day period beginning on the 61st day following the Target Effective Date, an amount equal to the amount set forth in clause (i) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), which shall accrue daily, up to a maximum amount equal to 1.0% of the Liquidated Damages Multiplier per non-overlapping 30-day period (the “Liquidated Damages”), until such time as such Registration Statement is declared or becomes effective or there are no longer any such Registrable Securities outstanding. The Liquidated Damages shall be payable within 10 Business Days after the end of each such 30-day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than 30 days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.

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(d) Waiver of Liquidated Damages. If the Partnership is unable to cause the Conversion Unit Registration Statement or the Preferred Unit Registration Statement to become effective on or before the Common Unit Target Effective Date or the Preferred Unit Target Effective Date, as applicable, then the Partnership may request a waiver of the Liquidated Damages with respect thereto, which may be granted by the consent of Holders of at least the Registrable Securities Required Voting Percentage, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.

(e) Delay Rights. Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Partnership has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Partnership, would materially and adversely affect the Partnership; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement or pursuant to Section 2.03 for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement. For the avoidance of doubt, the provisions of this Section 2.01(e) shall apply to any Underwritten Offering undertaken pursuant to Section 2.03.

Section 2.02 Piggyback Registration

(a) Participation. If at any time after the first anniversary of the Closing Date the Partnership proposes to file a Registration Statement related to an Underwritten Offering (including pursuant to Section 2.03), then the Partnership shall give not less than four Business Days’ notice (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder (together with its Affiliates) owning Registrable Securities and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering such number of Common Unit Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that (A) the Partnership shall not be required to offer such opportunity to such Holders if the Holders, together with their Affiliates, do not offer a minimum of $50 million of Common Unit Registrable Securities, in the aggregate (determined by multiplying the number of Common Unit Registrable Securities owned by the VWAP Price for the 30 consecutive trading days ending on the trading date immediately preceding the date of the Piggyback Notice), or such lesser amount if it constitutes the remaining

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holdings of the Holders and their Affiliates, and (B) if and to the extent that the Partnership has been advised by the Managing Underwriter that the inclusion of Common Unit Registrable Securities for sale for the benefit of such Holders will have a material adverse effect on the price, timing or distribution of any Common Units in such Underwritten Offering, then the amount of Common Unit Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.01 and receipt of such notice shall be confirmed and kept confidential by the Holders until either (x) such proposed Underwritten Offering has been publicly announced by the Partnership or (y) the Holders have received notice from the Partnership that such proposed Underwritten Offering has been abandoned, which the Partnership shall provide to the Holders reasonably promptly after the final decision to abandon a proposed Underwritten Offering has been made. Each such Holder will have four Business Days (or two Business Days in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to request in writing to the Partnership the inclusion of Common Unit Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received by the Partnership within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of the Partnership’s intention to undertake an Underwritten Offering and prior to the pricing of such Underwritten Offering, such Underwritten Offering is terminated or delayed pursuant to the provisions of this Agreement, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a termination of such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Common Unit Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02 and such Holder shall no longer be entitled to participate in Underwritten Offerings pursuant to this Section 2.02, unless such Piggyback Opt-Out Notice is revoked by such Holder. The Holders listed on SCHEDULE B shall each be deemed to have delivered a Piggyback Opt-Out Notice as of the date hereof.

(b) Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Partnership that the total amount of Common Unit Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Class A Common Units offered or the market for the Class A Common Units, then the Partnership shall include the number of Class A Common Units that such Managing Underwriter or Underwriters advise the Partnership can be sold without having such material adverse effect, with such number to be allocated (i) first, to the

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Partnership or such other Person(s) initiating such Underwritten Offering; and (ii) second, pro rata (A) among the Holders who requested such Underwritten Offering or are exercising piggyback rights pursuant to this Section 2.02 (in each case, based, for each such Holder, on the percentage derived by dividing (x) the number of Common Unit Registrable Securities proposed to be sold by such Holder in such offering by (y) the aggregate number of Common Unit Registrable Securities proposed to be sold by all Holders in such offering) and (B) the Other Holders who are exercising piggyback rights, such that such reduction resulting from such allocation shall not represent a greater fraction of the number of securities intended to be offered by such Other Holders than the fraction of similar reductions imposed on the Holders pursuant to subclause (A) above over the amount of Class A Common Units they intend to offer.

Section 2.03 Underwritten Offering.

(a) S-3 Registration. In the event that GSO or KKR elect to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and either (i) reasonably expect gross proceeds of at least $100 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02) or (ii) reasonably expect gross proceeds of at least $50 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02) and such Registrable Securities represent 100% of the then outstanding Common Unit Registrable Securities or Class A Convertible Preferred Unit Registrable Securities, as applicable, held by the applicable Selling Holder and its affiliates, the Partnership shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Partnership with the Managing Underwriter or Underwriters selected by the Partnership, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Partnership shall have no obligation to facilitate or participate in, including entering into any underwriting agreement for more than:

(i) two Underwritten Offerings at the request of GSO;

(ii) two Underwritten Offerings at the request of KKR;

(iii) two Underwritten Offerings in any 365-day period; and

(iv) four Underwritten Offerings pursuant to this Agreement;

provided, further, that if the Partnership or any of its Affiliates is conducting or actively pursuing a securities offering of the Partnership’s Class A Common Units with anticipated gross offering proceeds of at least $150 million (other than in connection with any at-the-market offering or similar continuous offering program), then the Partnership may suspend such Selling Holder’s right to require the Partnership to conduct an Underwritten Offering with respect to Registrable Securities on such Selling Holder’s behalf pursuant to this Section 2.03; provided, however, that the Partnership may only suspend such Selling Holder’s right to require the Partnership to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six-month period and in no event for a period (taken together with any suspensions pursuant to Section 2.01(e)) that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period.

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(b) General Procedures. In connection with any Underwritten Offering contemplated by Section 2.03(a), the underwriting agreement into which each Selling Holder and the Partnership shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Partnership. No Selling Holder shall be required to make any representations, warranties or covenants to or agreements with the Partnership or the underwriters other than representations, warranties, covenants or agreements regarding such Selling Holder, its authority to enter into and perform such underwriting agreement and to sell, and its ownership of, the securities whose offer and resale will be registered, on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective; provided, further, that in the event the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Partnership that the total amount of Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Class A Common Units or Class A Convertible Preferred Units, and the amount of Registrable Securities requested to be included in such Underwritten Offering by the Holder that initiated such Underwritten Offering pursuant to Section 2.03(a) (the “Initiating Holder”) is reduced by 50% or more, the Initiating Holder will have the right to withdraw from such Underwritten Offering by delivering notice to the Partnership at least one Business Day prior to the time of pricing of such Underwritten Offering, in which case the Partnership will have no obligation to proceed with such Underwritten Offering and such Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings the Initiating Holder shall have the right and option to request under this Section 2.03. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses.

Section 2.04 Further Obligations. In connection with its obligations under this ARTICLE II, the Partnership will, as expeditiously as possible:

(a) promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the applicable Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus supplement;

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(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop

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order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish, or use its reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Partnership addressed to the underwriters, dated the date of the closing under the applicable underwriting agreement and (ii) a “comfort letter” addressed to the underwriters, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the applicable underwriting agreement, in each case, signed by the independent registered public accountants who have certified the Partnership’s financial statements (or any other financial statements) included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(i) make available to its security holders, as soon as reasonably practicable, an earnings statement, covering a period of twelve months beginning within three months after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(k) make available to the appropriate representatives of the Managing Underwriter and Selling Holders during normal business hours access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

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(l) use its commercially reasonable efforts to cause all Common Unit Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed; provided, however, that, for the avoidance of doubt, the Partnership shall have no obligation to cause any Class A Convertible Preferred Unit Registrable Securities to be listed on any securities exchange or nationally recognized quotation system;

(m) use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(n) provide a transfer agent, which may be the General Partner or one of its Affiliates as provided in the Partnership Agreement, and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(o) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including making appropriate officers of the General Partner available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective institutional purchasers of the Registrable Securities)); provided, however, that the officers of the General Partner shall not be required to dedicate an unreasonably burdensome amount of time in connection with any roadshow and related marketing activities for any Underwritten Offering;

(p) if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(q) if reasonably required by the Partnership’s transfer agent, the Partnership shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and

(r) if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then the Partnership will reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Partnership and satisfy its obligations in respect thereof. In addition, at any Holder’s request, the Partnership will furnish to

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such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a “comfort letter”, dated such date, from the Partnership’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Offerings of securities by the Partnership, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Partnership for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as has been customarily given in Underwritten Offerings of securities by the Partnership, including standard “10b-5” negative assurance for such offerings, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the General Partner addressed to the Holder, as has been customarily given by such officers in Underwritten Offerings of securities by the Partnership. The Partnership will also use its reasonable efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.

Notwithstanding anything to the contrary in this Section 2.04, the Partnership will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (q) of this Section 2.04 with respect to the Partnership at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, nothing in this paragraph shall relieve the Partnership of its obligations under Section 2.01(e) or Section 2.03(a) or otherwise extend the suspension periods under Section 2.01(e) or Section 2.03(a).

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Section 2.05 Cooperation by Holders. The Partnership shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) if such Holder has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Common Unit Registrable Securities who is participating in an Underwritten Offering and is included in a Registration Statement agrees to enter into a customary letter agreement (each, a “Lockup”) with underwriters providing that such Holder will not effect any public sale or distribution of Common Unit Registrable Securities during the 45 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership on whom a restriction is imposed, (ii) the restrictions set forth in this Section 2.06 shall not apply to any Common Unit Registrable Securities that are included in such Underwritten Offering by such Holder and (iii) each Lockup shall include customary carve-outs, including: (A) the pledge, encumbrance, hypothecation, or mortgage of all or any portion of the Class A Common Units or Class A Convertible Preferred Units held by such Holder or its Affiliate to any unaffiliated third party in a bona fide transaction or in connection with a Permitted Transaction or Permitted Loan for obligations owed by such Holder or its Affiliate; (B) the transfer any Class A Common Units or Class A Convertible Preferred Units held by such Holder or its Affiliate to any Person in connection with a Permitted Transaction or a Permitted Loan; (C) the foreclosure on any pledged Class A Common Units or Class A Convertible Preferred Units (and/or any sale thereof) by any pledgee under a Permitted Transaction or Permitted Loan; and (D) the transfer of Class A Common Units or Class A Convertible Preferred Units by a pledgee or counterparty who has foreclosed or exercised remedies or other rights on any such pledged or transferred Class A Common Units or Class A Convertible Preferred Units.

Section 2.07 Expenses.

(a) Certain Definitions. “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01, a Piggyback Registration pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with blue sky laws), fees of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121, and the reasonable and documented fees and disbursements of counsel for the underwriters in connection with any FINRA filings), fees of transfer agents and registrars, all word processing, duplicating and

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printing expenses, any transfer taxes, and the fees and disbursements of counsel and independent registered public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes or similar fees or arrangements allocable to the sale of the Registrable Securities, plus any costs or expenses related to any roadshows conducted in connection with the marketing of any Underwritten Offering.

(b) Expenses. The Partnership will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder, which shall be based on the percentage derived by dividing (a) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (b) the aggregate number of Class A Common Units or Class A Convertible Preferred Units sold in connection with such sale. In addition, except as otherwise provided in this Section 2.07 and Section 2.08, the Partnership shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.08 Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing

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specifically for use in the applicable Registration Statement or other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner and the General Partner’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Partnership within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08(c), except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

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(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect), at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

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(c) so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Partnership that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system (or any successor system), to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities under this ARTICLE II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities; provided that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $50 million of Registrable Securities, calculated (i) in the case of Class A Convertible Preferred Unit Registrable Securities, on the basis of the Purchased Unit Price, or (ii) in the case of Common Unit Registrable Securities, on the basis of the VWAP Price for the 30 consecutive trading days ending on the trading day immediately preceding the sale or assignment, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of at least the Registrable Securities Required Voting Percentage, enter into any agreement (or amend or modify any existing agreement) with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders of Registrable Securities hereunder; provided, that no such agreement shall permit any such current or future holder to include securities in any Underwritten Offering pursuant to Section 2.03, except on an expressly subordinate basis to the rights of the Holders to include Registrable Securities in such Underwritten Offering.

Section 2.12 Limitation on Obligations for Class A Convertible Preferred Unit Registrable Securities. Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall be construed to require the Partnership to (a) except as expressly provided in this Agreement, otherwise assist in the public resale of any Class A Convertible Preferred Unit Registrable Securities, or (b) cause any Class A Convertible Preferred Unit Registrable Securities to be listed on any securities exchange or nationally recognized quotation system.

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ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Partnership to the Purchasers) email to the following addresses:

(a)	If to the Purchasers, to the addresses set forth on SCHEDULE A.

(b)	If to the Partnership:

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, TX 77002

Attention: [•]

Email: [•]

with copies to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Attention: J. Vincent Kendrick

Email: vkendrick@akingump.com

or to such other address as the Partnership or the Purchasers may designate to each other in writing from time to time or, if to a transferee or assignee of the Purchasers or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02 Binding Effect. This Agreement shall be binding upon the Partnership, each of the Purchasers and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.03 Assignment of Rights. Except as provided in Section 2.10, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

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Section 3.04 Recapitalization, Exchanges, Etc. Affecting Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.08 Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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Section 3.09 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.10 Entire Agreement. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties, covenants, agreements or undertakings, other than those set forth or referred to herein or in the Purchase Agreement with respect to the rights granted by the Partnership or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of at least the Registrable Securities Required Voting Percentage; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.12 No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.13 Obligations Limited to Parties to Agreement. Notwithstanding anything that may be expressed or implied in this Agreement or any other document, agreement or instrument delivered in connection herewith, each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchasers, the Holders, their respective permitted assignees and the Partnership shall have any obligation in respect of the obligations of the Purchasers hereunder and that, notwithstanding that one or more

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of such Persons may be a corporation, partnership or limited liability company, no rights of recovery and no recourse under this Agreement or under any documents, agreements or instruments delivered in connection herewith or therewith or in respect of any oral representation made or alleged to made in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, assignee, incorporator, controlling Person, fiduciary, representative, member, stockholder or Affiliate of any of such Persons or their respective successors or permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof or against any former, current or future director, officer, employee, agent, general or limited partner, manager, assignee, incorporator, controlling Person, fiduciary, representative or Affiliate of any of the foregoing, but in each case not including the Purchasers (each, but excluding for the avoidance of doubt, the Purchasers, a “No Recourse Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against a No Recourse Affiliate, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law or otherwise, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Affiliate for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or therewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether in tort, contract or otherwise) based on, in respect of or by reason of such obligation or its creation, except, in each case, for any successor, permitted transferee or assignee of any Purchaser or a Selling Holder hereunder.

Section 3.14 Independent Nature of Purchaser’s Obligations. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The failure or waiver of performance under this Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 3.15 Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the

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Partnership has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Holder’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof’ and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

GENESIS ENERGY, L.P.

By:	GENESIS ENERGY, LLC,
its general partner

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

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GSO Rodeo Holdings LP

By:	GSO Rodeo Holdings Associates LLC, its general partner

Name:
Title:

[Signature page to Registration Rights Agreement]

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Rodeo Finance Aggregator LLC,
a Delaware limited liability company

By:
Name:	Cedric Lucas
Title:	Director

[Signature page to Registration Rights Agreement]

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SCHEDULE A

Purchaser Name; Notice and Contact Information

Purchaser	Contact Information
GSO Rodeo Holdings LP

2800 Sand Hill Road, Suite 200

Menlo Park, California 94025

Attention: Brandon Freiman

Email: Brandon.Freiman@kkr.com

With a copy to (which shall not constitute notice):

Andrews Kurth Kenyon LLP

600 Travis Street, Suite 4200

Houston, TX 77002

Attn: G. Michael O’Leary

Courtney Cochran Butler

moleary@andrewskurth.com

courtneybutler@andrewskurth.com

Rodeo Finance Aggregator LLC

345 Park Avenue, 31st Floor

New York, NY 10154

Attention:Michael Zawadzki

                Marisa Beeney

Email: Michael.Zawadzki@gsocap.com

            Marisa.Beeney@gsocap.com

With a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

600 Travis Street, Suite 5400

Houston, TX 77002

Attn: M. Breen Haire

breen.haire@stblaw.com

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SCHEDULE B

Purchasers Deemed To Have Delivered The Piggyback Opt-Out Notice

[None.]

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Exhibit F

Form of Board Observer Agreement

(see attached)

BOARD OBSERVER AGREEMENT

This BOARD OBSERVER AGREEMENT (this “Agreement”) dated as of [            ], 2017, by and between Genesis Energy, LLC a Delaware limited liability company (the “Company”), Genesis Energy, L.P. (the “Partnership” and, together with the Company, the “Genesis Entities”), Rodeo Finance Aggregator LLC, a Delaware limited liability company (“KKR”) and GSO Rodeo Holdings LP, a Delaware limited partnership (“GSO” and, together with KKR, the “Investors”). The Genesis Entities and the Investors are herein referred to as the “Parties” or, individually, as a “Party.”

W I T N E S S E T H :

WHEREAS, the Partnership entered into that certain Class A Convertible Preferred Unit Purchase Agreement, dated August 2, 2017, by and among the Partnership and the Investors (the “Purchase Agreement”); and

WHEREAS, the Company, in its individual capacity and in its capacity as the general partner of the Partnership, has determined it to be in the best interests of the Partnership to enter into this Agreement in order to provide for the appointment by the Investors of observers to the Board of Directors of the Company (the “Board of Directors”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used herein, the following terms have the following meanings:

“Affiliate” shall have the meaning set forth in the Purchase Agreement.

“Board of Directors” shall have the meaning given in the recitals.

“Business Day” shall have the meaning set forth in the Purchase Agreement.

“Class A Board Observer” shall have the meaning set forth in Section 2.01.

“Class A Issue Price” shall have the meaning set forth in the Partnership Agreement.

“Class A Preferred Units” shall have the meaning set forth in the Partnership Agreement.

“Company” shall have the meaning given to such term in the introductory paragraph.

“Genesis Entities” shall have the meaning given to such term in the introductory paragraph.

“GSO” shall have the meaning given to such term in the introductory paragraph.

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“Investors” shall have the meaning given to such term in the introductory paragraph.

“KKR” shall have the meaning given to such term in the introductory paragraph.

“Partnership” shall have the meaning given to such term in the introductory paragraph.

“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 28, 2010, as amended as of the date of this Agreement.

“Partnership Securities” shall have the meaning given to such term in the Partnership Agreement.

“Parties” and “Party” shall have the meaning given to such term in the introductory paragraph.

“Person” shall have the meaning set forth in the Purchase Agreement.

“Purchase Agreement” has the meaning given in the recitals.

Section 1.02 Other Definitional and Interpretative Provisions. Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited; (e) all references to “shall” mean “will;” and (f) references to Exhibits and Schedules are to the items identified separately in writing by the Parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein.

ARTICLE II

BOARD OBSERVER

Section 2.01 Board Observer.

(a) At all times during which KKR and/or its Affiliates collectively own at least $200 million of Class A Preferred Units (calculated with reference to the Class A Issue Price, as adjusted in accordance with the Partnership Agreement), then KKR will be entitled to appoint an observer representative (“Class A Board Observer”) to the Board of Directors, exercisable by the delivery of written notice to the Genesis Entities. At all times during which GSO and/or its Affiliates collectively own at least $200 million of Class A Preferred Units (calculated with reference to the Class A Issue Price, as adjusted in accordance with the Partnership Agreement), then GSO will be entitled to appoint a Class A Board Observer to the Board of Directors, exercisable by the delivery of written notice to the Genesis Entities. Except as provided below, each Class A Board Observer shall be entitled to attend (in person or telephonically) all meetings

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(both regular and special) of the Board of Directors and to listen to all telephonic meetings of the Board of Directors or meetings conducted by other methods of communication. Except as provided below, the Class A Board Observers shall receive written notice of all meetings (both regular and special) of the Board of Directors at the same time and in the same manner as such notice is given to other members of the Board of Directors, and shall receive all documents, notices, minutes, written materials and other information given to members of the Board of Directors in connection with each Board of Directors meeting (collectively, “Materials”) at the same time such Materials are given to members of the Board of Directors, whether or not the Class A Board Observer is attending such meeting; provided, however, that no Class A Board Observer shall have the right to attend any meeting of, or receive any Materials with respect to, any committee of the full Board of Directors (each, a “Committee”); provided, further, however, the Genesis Entities shall (i) give the Class A Board Observers written notice of the applicable meeting or action taken by written consent of such Committee at the same time and in the same manner as notice is given to the members of such Committee and (ii) with respect to the Audit Committee and the Governance, Compensation and Business Development Committee of the Board of Directors, provide the Class A Board Observer with copies of all written materials and other information (including, without limitation, copies of minutes of meetings or written consents of such Committees) given to the members of such Committees in connection with such meetings or actions taken by written consent at the same time such materials and information are furnished to such members of such Committees.

(b) None of the Class A Board Observers shall (A) owe any fiduciary duty to the Partnership or the holders of any class or series of Partnership Securities, (B) have any voting rights, or (C) be entitled to receive any compensation or reimbursement of expenses in his or her capacity as a Class A Board Observer.

(c) Notwithstanding anything to the contrary in this Section 2.01, each of KKR and GSO agree that the Class A Board Observers may be excluded from such portions of any Board of Directors meeting and that Materials may be withheld from the Class A Board Observers, in each case, as and solely to the extent the Board of Directors reasonably determines, in good faith, based on the advice of counsel, that such exclusion or withholding (A) is necessary to avoid any conflict of interest with respect to any potential transaction or matter related to the Genesis Entities or their Affiliates, on the one hand, and such Investor, such Class A Board Observer or any of their respective Affiliates or portfolio companies, on the other hand or (B) would prevent the members of the Board of Directors from engaging in attorney-client privileged communication; provided that, before the Genesis Entities may exclude a Class A Board Observer from any portion of any Board of Directors meeting or withhold from a Class A Board Observer any Materials pursuant to the foregoing provisions of this Section 2.01(c), the Genesis Entities shall notify the Class A Board Observer of its determination to do so, and consult with the Class A Board Observer to minimize or eliminate the need for such exclusion or withholding; provided, further, that such exclusion shall be limited to the portion of the Board of Directors meeting or Materials that is the basis for such exclusion and shall not extend to any portion of the Board of Directors meeting or Materials that does not involve or pertain to such exclusion.

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(d) Each Class A Board Observer shall agree to maintain the confidentiality of all material non-public information and proceedings of the Board of Directors and to enter into a customary confidentiality agreement (“Confidentiality Agreement”) as may be reasonably requested by the Genesis Entities; provided, however, the Genesis Entities acknowledge that upon request from an Investor or such Investor’s Affiliates, the Class A Board Observer shall provide, on a confidential basis, such material non-public information to such Investor and its Affiliates and their respective representatives, advisors and prospective transferees who have confirmed to the Investor their agreement to be bound by the confidentiality and use provisions of the Confidentiality Agreement.

(e) At all times while the Class A Board Observer is serving in such capacity in accordance with Section 2.01 of this Agreement, such Class A Board Observer, the Investors and their respective Affiliates may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Genesis Entities, and the Genesis Entities, the Board of Directors and their Affiliates shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Genesis Entities, shall not be deemed wrongful or improper. None of the Class A Board Observer, the Investors or their respective Affiliates shall be obligated to present any investment opportunity to the Genesis Entities even if such opportunity is of a character that the Genesis Entities or any of their respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each of the Class A Board Observer, the Investors or their respective Affiliates shall have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such investment opportunity. Notwithstanding the foregoing, the Class A Board Observer shall be subject to, and comply with, the requirement to maintain confidential information pursuant to this Agreement.

(f) For the avoidance of doubt, each Class A Board Observer shall constitute an “Indemnitee,” as such term is defined under the Partnership Agreement and a “Covered Person,” as such term is defined under the GP LLC Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.01 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party hereto without the prior written consent of each of the other Parties. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto, and their respective heirs, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 3.02 Notices. All notices provided for in this Agreement shall be in writing and shall be given as provided in Section 8.05 of the Purchase Agreement.

Section 3.03 Amendments and Waivers. This Agreement may not be amended, modified, supplemented or restated, nor may any provisions of this Agreement be waived without the written consent of all the Parties. A waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations with

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respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party with respect to this Agreement. Failure on the part of a Party to complain of any act of any Party or to declare any Party in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 3.04 Transfer of Board Rights; Aggregation. The option and right to appoint a Class A Board Observer granted to the Investors by the Partnership under Section 2.01 of this Agreement may be transferred or assigned by any Investor to one or more of its Affiliates, subject to the transfer restrictions provided in Section 4.10 of the Partnership Agreement, provided, however, that (a) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for the obligations of such Investor under this Agreement. All Class A Preferred Units held or acquired by Persons (as defined in the Partnership Agreement) who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.05 Governing Law; Severability; Limitation of Liability

(a) THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b) The Parties hereby irrevocably submit to the exclusive jurisdiction of the federal courts of the State of Delaware and the Delaware Court of Chancery, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby (except as otherwise expressly provided in any employment agreement or non-competition and confidentiality agreement), and each Party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a Party to this Agreement may become involved. Each of the Parties hereby consents to process being served by any Party in any suit, action or proceeding of the nature specified in this subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 3.02. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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(c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 3.06 Specific Performance. Each Party hereto acknowledges that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 3.07 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Parties hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns.

Section 3.08 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the Parties hereto with respect to the subject matter of this Agreement.

Section 3.09 Termination. This Agreement shall terminate with respect to each Investor at the time at which the rights and restrictions granted in Sections 2.01(a) are no longer in effect, except that such termination shall not affect (a) the rights perfected or the obligations incurred by such Investor prior to such termination (including any liability for breach of this Agreement) and (b) the obligations expressly stated to survive termination hereof and this Article 3.

Section 3.10 Independent Nature of Obligations. The obligations of each Party are several and not joint with the obligations of any other Party, and no Party shall be responsible in any way for the performance or nonperformance of the obligations of any other Party under this Agreement. Nothing contained herein and no action taken by any Party pursuant hereto, shall be deemed to constitute the Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Parties are in any way acting in concert or as a group with respect to such obligations.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GENESIS ENERGY, L.P. By: Genesis Energy, LLC, its general partner

By:
Name:
Title:

GENESIS ENERGY, LLC

By:
Name:
Title:

RODEO FINANCE AGGREGATOR, LLC

By:
Name:
Title:

GSO RODEO HOLDINGS LP By: [ ], its general partner

By:
Name:
Title:

[Signature Page to Board Observer Agreement]

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